EXHIBIT 2(i)


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                        AGREEMENT AND PLAN OF MERGER


                         Dated as of June 23, 2000


                                   Among


                       CHURCHILL DOWNS INCORPORATED,

                           A. ACQUISITION CORP.,

                      A. MANAGEMENT ACQUISITION CORP.,

                         T. CLUB ACQUISITION CORP.,

                 ARLINGTON INTERNATIONAL RACECOURSE, INC.,

                    ARLINGTON MANAGEMENT SERVICES, INC.,

                        TURF CLUB OF ILLINOIS, INC.,


                                    And


                        DUCHOSSOIS INDUSTRIES, INC.


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                             TABLE OF CONTENTS

                                                                          Page

ARTICLE I
      Definitions and Usage..................................................2
      SECTION 1.01.  Definitions.............................................2

ARTICLE II
      The Mergers............................................................7
      SECTION 2.01.  The Mergers.............................................7
      SECTION 2.02.  Closing.................................................8
      SECTION 2.03.  Effective Time..........................................8
      SECTION 2.04.  Effects of the Mergers..................................8
      SECTION 2.05.  Certificate or Articles of Incorporation and By-laws....9
      SECTION 2.06.  Directors...............................................9
      SECTION 2.07.  Officers................................................9

ARTICLE III
      Effect of the Mergers on the Capital Stock of the
      Constituent Corporations; Exchange of Certificates.....................9
      SECTION 3.01.  Effect on Capital Stock.................................9
      SECTION 3.02.  Exchange of Certificates...............................13
      SECTION 3.03. Post-Closing Adjustment of the Merger Consideration.....14

ARTICLE IV
      Representations and Warranties........................................15
      SECTION 4.01.  Representations and Warranties of D Corp...............15
      SECTION 4.02.  Representations and Warranties of Parent and Subs......33
      SECTION 4.03.  Acknowledgment.........................................38

ARTICLE V
      Covenants Relating to Conduct of Business.............................39
      SECTION 5.01.  Conduct of Business....................................39
      SECTION 5.02.  No Negotiation or Solicitation.........................42

ARTICLE VI
      Additional Agreements.................................................42
      SECTION 6.01.  Preparation of Proxy Materials.........................42
      SECTION 6.02.  Access to Information; Confidentiality.................43
      SECTION 6.03.  Reasonable Efforts; Notification.......................44
      SECTION 6.04.  Rights Agreement.......................................44
      SECTION 6.05.  Fees and Expenses......................................44
      SECTION 6.06.  Public Announcements...................................44
      SECTION 6.07.  Transfer Taxes.........................................45
      SECTION 6.08.  Management Agreement...................................45
      SECTION 6.09.  Funding................................................45
      SECTION 6.10.  Tax Allocation of the Merger Consideration and
                       the Contingent Merger Consideration..................45
      SECTION 6.11.  Other Operative Agreements.............................46
      SECTION 6.12.  Retained Assets........................................46
      SECTION 6.13.  Employment Matters.....................................46
      SECTION 6.14.  Liability Insurance....................................48
      SECTION 6.15.  June 30, 2000 Balance Sheet............................48
      SECTION 6.16.  Real Estate Tax Rebates................................49
      SECTION 6.17.  Nevada Matters.........................................49
      SECTION 6.18.  Environmental  Matters.................................50

ARTICLE VII
      Conditions Precedent..................................................50
      SECTION 7.01.  Conditions to Each Party's Obligation to Effect
                       the Mergers..........................................50
      SECTION 7.02.  Conditions to Obligations of Parent and Subs...........51
      SECTION 7.03.  Conditions to Obligation of D Corp. and the
                       Companies............................................52

ARTICLE VIII
      Termination, Amendment and Waiver.....................................53
      SECTION 8.01.  Termination............................................53
      SECTION 8.02.  Effect of Termination..................................54
      SECTION 8.03.  Amendment..............................................54
      SECTION 8.04.  Extension; Waiver......................................54
      SECTION 8.05.  Procedure for Termination, Amendment, Extension
                       or Waiver............................................55
      SECTION 8.06.  Termination Fee........................................55

ARTICLE IX
      General Provisions....................................................55
      SECTION 9.01.  Notices................................................55
      SECTION 9.02.  Interpretation.........................................56
      SECTION 9.03.  Counterparts...........................................56
      SECTION 9.04.  Entire Agreement; No Third-Party Beneficiaries.........56
      SECTION 9.05.  Governing Law..........................................56
      SECTION 9.06.  Assignment.............................................56
      SECTION 9.07.  Enforcement............................................56
      SECTION 9.08.  Further Assurances.....................................57
      SECTION 9.09.  Shareholder Action.....................................57

ARTICLE X
      Indemnification; Remedies.............................................57
      SECTION 10.01.  Survival; Right to Indemnification Not Affected
                        By Knowledge........................................57
      SECTION 10.02.  Indemnification and Payment of Damages By D Corp......57
      SECTION 10.03.  Indemnification and Payment of Damages by Parent......58
      SECTION 10.04.  Time Limitations......................................58
      SECTION 10.05.  Limitations on Amount -- D Corp.......................58
      SECTION 10.06.  Limitations on Amount -- Parent.......................58
      SECTION 10.07.  Right of Set-Off......................................59
      SECTION 10.08.  Procedure for Indemnification -- Third Party
                        Claims..............................................59
      SECTION 10.09.  Procedure for Indemnification - Other Claims..........60
      SECTION 10.10.  Insurance and Tax Benefit; Reserve....................60
      SECTION 10.11.  Exclusive Remedy......................................60
      SECTION 10.12.  Subrogation...........................................62
      SECTION 10.13.  Limitation on Damages.................................62


EXHIBITS

      Exhibit A         Stockholders' Agreement
      Exhibit B         Designated Directors
      Exhibit C         Voting Agreements
      Exhibit D         Initial Press Release
      Exhibit E         A Corp. Allocation Schedule
      Exhibit F         Lease
      Exhibit G         Legal Opinion of Counsel to D Corp.
      Exhibit H         Legal Opinion of Counsel to Parent





      AGREEMENT AND PLAN OF MERGER dated as of June 23, 2000, among CHURCHILL DOWNS INCORPORATED, a Kentucky corporation ("Parent"), A. ACQUISITION CORP., an Illinois corporation ("A Sub") and a direct or indirect wholly owned subsidiary of Parent, A. MANAGEMENT ACQUISITION CORP., an Illinois corporation ("A Management Sub") and a direct or indirect wholly owned subsidiary of Parent, T. CLUB ACQUISITION CORP., an Illinois corporation ("T Club Sub") and a direct or indirect wholly owned subsidiary of Parent, ARLINGTON INTERNATIONAL RACECOURSE, INC., an Illinois corporation ("A Corp."), ARLINGTON MANAGEMENT SERVICES, INC., an Illinois corporation ("A Management Corp."), TURF CLUB OF ILLINOIS, INC., an Illinois corporation ("T Club") and DUCHOSSOIS INDUSTRIES, INC., an Illinois corporation ("D Corp."). A Corp., A Management Corp. and T Club are referred to in this Agreement collectively as the "Companies." A Sub, A Management Sub and T Club Sub are referred to in this Agreement collectively as the "Subs."

      WHEREAS, the respective Boards of Directors of Parent, A Sub, A Management Sub, T Club Sub, A Corp., A Management Corp., T Club and D Corp. have approved the strategic combination of A Corp., A Management Corp. and T Club with Parent on the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the respective Boards of Directors of Parent, A Sub, A Management Sub, T Club Sub, A Corp., A Management Corp., T Club and D Corp. have approved the mergers (the "Mergers") of A Sub into A Corp., of A Management Sub into A Management Corp. and of T Club Sub into T Club on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, par value $1.00 per share, of A Corp. (the "A Corp. Common Stock"), each issued share of common stock, par value $1.00 per share, of A Management Corp. (the "A Management Corp. Common Stock"), and each issued share of common stock, no par value, of T Club (the "T Club Common Stock") shall be converted into the right to receive shares of common stock, no par value, of Parent ("Parent Common Stock"). A Corp. Common Stock, A Management Corp. Common Stock and T Club Common Stock are referred to collectively in this Agreement as "Common Stock;"

      WHEREAS, the respective Boards of Directors of Parent and D Corp. have approved the execution and delivery at the Closing (as defined below) of the Stockholder's Agreement (the "Stockholder's Agreement" and together with this Agreement and the other agreements required to be executed and delivered pursuant to this Agreement, the "Operative Agreements") among Parent and D Corp., in substantially the form of Exhibit A;

      WHEREAS, Parent, A Sub, A Management Sub, T Club Sub, A Corp., A Management Corp., T Club and D Corp. desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                 ARTICLE I

                           Definitions and Usage

      SECTION 1.01. Definitions. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section:

            (a) "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

            (b) "Applicable Contract" means any Contract (i) to which any Merger Company is a party, (ii) under which any Merger Company has or may become subject to any obligation or liability, or (iii) by which any Merger Company or its assets is or may become bound.

            (c) "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible without incurring undue expense.

            (d) "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental
      Authorization).

            (e) "Contract" means any agreement or contract (whether written or oral and whether express or implied) that is legally binding.

            (f) "D Corp. Disclosure Letter" means the disclosure letter delivered by D Corp. to Parent to disclose matters pursuant to this Agreement.

            (g) "Encumbrance" means any charge, claim, community property interest, equitable interest, lien, security interest, mortgage, option, pledge, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

            (h) "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), and any other environmental medium.

            (i) "Environmental, Health, and Safety Liabilities" means any cost, damage, expense, liability or obligation arising pursuant to Environmental Law or Occupational Safety and Health Law.

            (j) "Environmental Law" means any Legal Requirement as of the date hereof or as of the Effective Time concerning or relating to the Environment applicable to the operations of any Facility.

            (k) "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

            (l) "Exchange Act" means the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

            (m) "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by any Merger Company and any buildings, plants, structures, or equipment
      (including motor vehicles) currently or formerly owned or operated by any Merger Company.

            (n) "GAAP" means United States generally accepted accounting principles, applied on a consistent basis;

            (o) "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

            (p)  "Governmental Body" means any:

                 (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                 (ii) federal, state, local, municipal, foreign, or other government;

                 (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

                 (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

            (q) "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

            (r) "HSR Act" means the Hart-Scott-Rodino Antitrust
      Improvements Act of 1976 and regulations and rules issued pursuant to that Act.

            (s) "Intellectual Property" has the meaning assigned in Section 4.01(w).

            (t) "IRC" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

            (u) "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

            (v) "Knowledge" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter after due inquiry.

            A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, management employee, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter; provided, however, [x] that with respect to D Corp., "Knowledge" means the Knowledge of the current Chairman, President, Chief Financial Officer, Controller or any Vice President of A Corp., and [y] that with respect to Parent, "Knowledge" means the Knowledge of the current President, Executive Vice Presidents or Senior Vice Presidents of Parent.

            (w) "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, common law, regulation, statute, or treaty.

            (x) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Merger Companies or Parent, any change or effect that (i) is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole; (ii) would materially impair the ability of such party to perform its obligations under this Agreement; or (iii) would prevent or materially delay the consummation by such party of any of the Transactions. In no event will a change in the trading price of the Parent Common Stock be considered a Material Adverse Change in Parent.

            (y) "Merger Companies" means the Companies and their Subsidiaries, collectively.

            (z) "Occupational Safety and Health Law" means the Occupational Safety and Health Act of 1970, 29 U.S.C.ss.ss. 651-678, as amended as of the Closing Date.

            (aa) "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court or other Governmental Body or by any arbitrator.

            (bb) "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person. In the case of the Merger Companies, such past practices and normal operations shall be in reference to the practices and operations for the period prior to the Merger Companies ceasing operations, but including operations to the date of this Agreement, unless such practices or operations were not affected by such cessation of operations.

            (cc) "Organizational Documents" means (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the articles of organization and operating agreement of a limited liability company; (v) any charter or similar document adopted or filed in connection with the creation or formation of a Person; and
      (vi) any amendment to any of the foregoing.

            (dd) "Parent Disclosure Letter" means the disclosure letter delivered by Parent to D Corp. to disclose matters pursuant to this Agreement.

            (ee) "Permitted Encumbrances" means (i) Encumbrances (other than Encumbrances imposed under ERISA or any Environmental Law, or in connection with any claim thereunder) for ad valorem taxes or other similar assessments or charges of Governmental Bodies that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves are being maintained by the Merger Companies to the extent required by GAAP, (ii) statutory Encumbrances of landlords, carriers, warehousemen, mechanics, materialmen and other Encumbrances (other than Encumbrances imposed under ERISA or any Environmental Law or in connection with any claim thereunder) imposed by law and created in the Ordinary Course of Business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Merger Companies to the extent required by GAAP, (iii) easements, rights-of-way, covenants and restrictions which are customary and typical for properties similar to the Merger Companies' properties and which do not (x) interfere materially with the ordinary conduct of any Merger Companies' property or the business of the Merger Companies or (y) detract materially from the value or usefulness of the Merger Companies properties to which they apply, and (iv) Encumbrances described or disclosed on Schedule B of any title insurance policy held by the Companies and heretofore provided by D Corp. to, and accepted by, Parent;

            (ff) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Body or other entity.

            (gg) "Proceeding" means any action, arbitration, known investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before any Governmental Body or arbitrator.

            (hh) "Proxy Materials" has the meaning assigned thereto in
      Section 6.01(a).

            (ii) "Related Person" with respect to a particular individual means:

                 (i) each other member of such individual's Family;

                 (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                 (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                 (iv) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

                 With respect to a specified Person other than an individual means:

                 (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                 (ii) any Person that holds a Material Interest in such specified Person;

                 (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                 (iv) any Person in which such specified Person holds a Material Interest;

                 (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                 (vi) any Related Person of any individual described in clause (ii) or (iii).

            For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, and (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

            (jj) "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

            (kk) "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

            (ll) "Securities Act" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

            (mm) "Shareholders Meeting" has the meaning assigned thereto in
      Section 6.01(b).

            (nn) "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person, are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Companies.

            (oo) "Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

            (pp) "Threatened" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally (and which is credible) or in writing) or any notice has been given (orally (and which is credible) or in writing).


                                 ARTICLE II

                                The Mergers

      SECTION 2.01. The Mergers. (a) A Corp. Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Illinois Business Corporation Act (the "CL"), A Sub shall be merged with and into A Corp. (the "A Merger") at the Effective Time of the A Merger (as hereinafter defined). Following the A Merger, the separate corporate existence of A Sub shall cease and A Corp. shall continue as the surviving corporation (the "A Surviving Corporation") and shall succeed to and assume all the rights and obligations of A Sub in accordance with the CL.

      (b) T Club Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CL, T Club Sub shall be merged with and into T Club (the "T Club Merger") at the Effective Time of the T Club Merger (as hereinafter defined). Following the T Club Merger, the separate corporate existence of T Club Sub shall cease and T Club shall continue as the surviving corporation (the "T Club Surviving Corporation") and shall succeed to and assume all rights and obligations of T Club Sub in accordance with the CL.

      (c) A Management Corp. Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CL, A Management Sub shall be merged with and into A Management Corp. (the "A Management Merger") at the Effective Time of the A Management Merger (as hereinafter defined). Following the A Management Merger, the separate corporate existence of A Management Sub shall cease and A Management Corp. shall continue as the surviving corporation (the "A Management Surviving Corporation") and shall succeed to and assume all rights and obligations of A Management Sub in accordance with the CL.

      (d) Mergers. The A Merger, the A Management Merger and the T Club Merger are referred to in this Agreement collectively as the "Mergers." The Mergers and the other transactions contemplated by the Operative Agreements are referred to in this Agreement collectively as the "Transactions". The A Surviving Corporation, the A Management Surviving Corporation and the T Club Surviving Corporation are referred to in this Agreement collectively as the "Surviving Corporations."

      SECTION 2.02. Closing. The closing of the Mergers (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Sections 7.02 and 7.03) shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Section 7.01, contemplated to be no later than August 15, 2000 (the "Closing Date"), at the offices of Wyatt, Tarrant & Combs, 2800 Citizens Plaza, Louisville, Kentucky at 10:00 a.m. local time, unless another date or place is agreed to in writing by the parties hereto.

      SECTION 2.03. Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII, the parties shall file articles or certificates of merger or other appropriate documents, including attached plans of merger (in any such case, the "Certificates of Merger") executed in accordance with the relevant provisions of the CL and shall make all other filings or recordings required under the CL. The Mergers shall become effective at such time as the Certificates of Merger are duly filed with the Illinois Secretary of State, or at such other time as A Sub, A Management Sub, T Club Sub, A Corp., A Management Corp. and T Club shall agree and specify in the Certificates of Merger (the time the Mergers become effective being the "Effective Time of the Mergers").

      SECTION 2.04. Effects of the Mergers. The Mergers shall have the effects set forth in Section 5/11.50 of the CL.

      SECTION 2.05. Certificate or Articles of Incorporation and By-laws.
(a) The Certificates or Articles of Incorporation of A Corp., A Management Corp. and T Club, respectively, as in effect immediately prior to the Effective Time of the Mergers, shall be the Certificates or Articles of Incorporation of the A Surviving Corporation, the A Management Surviving Corporation and T Club Surviving Corporation, respectively, until thereafter changed or amended as provided therein or by applicable law.

      (b) The By-laws of A Sub, A Management Sub and T Club Sub, respectively, as in effect at the Effective Time of the Mergers shall be the By-laws of the A Surviving Corporation, the A Management Surviving Corporation and T Club Surviving Corporation, respectively, until thereafter changed or amended as provided therein or by applicable law.

      SECTION 2.06. Directors. At the Effective Time of the Mergers Richard Duchossois, Scott Mordell, Thomas Meeker, John Long, Rebecca Reed, and Robert Decker shall be the directors of each of A Surviving Corporation, A Management Surviving Corporation and T Club Surviving Corporation, respectively, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      SECTION 2.07. Officers. At the Effective Time of the Mergers Richard Duchossois as Chairman, Scott Mordell as President, those persons serving as the vice presidents of such corporations at the Effective Time as vice presidents, Michael Miller as treasurer and Rebecca Reed as secretary shall be the officers of each of A Surviving Corporation, A Management Surviving Corporation and T Club Surviving Corporation, respectively, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                ARTICLE III

             Effect of the Mergers on the Capital Stock of the Constituent Corporations; Exchange of Certificates

      SECTION 3.01. Effect on Capital Stock. As of the Effective Time of the Mergers, by virtue of the Mergers and without any action on the part of the holder of any shares of A Corp. Common Stock, A Management Corp. Common Stock or T Club Common Stock or any shares of capital stock of A Sub, A Management Sub or T Club Sub:

            (a) Capital Stock of A Sub, A Management Sub and T Club Sub. Each issued and outstanding share of the capital stock of A Sub shall be converted into and become 1 fully paid and nonassessable share of common stock, par value $1.00 per share, of A Surviving Corporation. Each issued and outstanding share of the capital stock of A Management Sub shall be converted into and become 1 fully paid and nonassessable share of common stock, par value $1.00 per share, of A Management Surviving Corporation. Each issued and outstanding share of capital stock of T Club Sub shall be converted into and become 1 fully paid and nonassessable share of common stock, no par value per share, of T Club Surviving Corporation.

            (b) Treasury Stock. Each share of A Corp. Common Stock that is owned by A Corp., each share of A Management Corp. Common Stock that is owned by A Management Corp. and each share of T Club Common Stock that is owned by T Club shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (c) Conversion of T Club Common Stock. All issued and outstanding shares of T Club Common Stock (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive in the aggregate 1,346,000 shares of Parent Common Stock (the "T Club Merger Consideration"). As of the Effective Time of the Mergers, all such shares of T Club Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of T Club Common Stock shall cease to have any rights with respect thereto, except the right to receive the T Club Merger Consideration, without interest.

            (d) Conversion of A Management Corp. Common Stock. All issued and outstanding shares of A Management Corp. Common Stock (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive in the aggregate 366,000 shares of Parent Common Stock (the "A Management Corp. Merger Consideration"). As of the Effective Time of the Mergers, all such shares of A Management Corp. Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of A Management Corp. Common Stock shall cease to have any rights with respect thereto, except the right to receive the A Management Corp. Merger Consideration, without interest.

            (e) Conversion of A Corp. Common Stock. (i) All issued and outstanding shares of A Corp. Common Stock, (other than shares to be canceled in accordance with Section 3.01(b)), shall be converted into the right to receive in the aggregate 1,438,000 shares of Parent Common Stock (the "A Corp. Merger Consideration," and together with the T Club Merger Consideration and the A Management Corp. Merger Consideration, the "Merger Consideration"). As of the Effective Time of the Mergers, all such shares of A Corp. Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of A Corp. Common Stock shall cease to have any rights with respect thereto, except the right to receive the A Corp. Merger Consideration and the Contingent Merger Consideration (hereinafter defined), without interest.

            (ii) In addition, all issued and outstanding shares of A Corp. Common Stock (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive 833,000 shares of Parent Common Stock (the "Second Tranche Payment") to be issued no later than fifteen (15) business days following the date (the "Fund Payment Date") on which Parent or any of its Affiliates, including the Surviving Corporations (the "Parent Recipients"), shall have first earned or received all payments owing to them with respect to the Initial Year (hereinafter defined) from the Illinois Horse Racing Equity Fund ("IHREF"), or any successor, substitute or replacement fund, or any similar program established in the State of Illinois for the purpose or having the effect of distributing revenues from casino gaming in the State of Illinois ("Gaming Revenues") to operators or licensees ("Racing Operators") of Illinois horse racing establishments or organizations ("Illinois Racing Fund Payments"); provided, that (A) the Fund Payment Date shall occur no later than the sixth anniversary of the Effective Time of the Mergers (the "Second Tranche Payment Period"), and (B) as of the first day of the Initial Year, there shall not be pending any litigation challenging the constitutionality of the Riverboat Gambling Act,
      Section 230 ILCS 10/1 et seq. which Act includes the law providing for Illinois Racing Fund Payments by the IHREF (the "Act") (any such litigation referred to herein as "Adverse Litigation"). If Adverse Litigation is pending, and (I) within two years after the first day of the Initial Year, a final, nonappealable order is entered in such litigation that the Act is not unconstitutional, the Second Tranche shall be issued within fifteen (15) business days after the later of the Fund Payment Date or the date such order becomes final and nonappealable, or (II) within two years after the first day of the Initial Year, a final nonappealable order shall not have been entered in such litigation, the Second Tranche shall be issued within fifteen
      (15) business days after the later of the Fund Payment Date or the date of such two year anniversary, or (III) within two years after the first day of the Initial Year, a final nonappealable order is entered in such litigation that the Act is unconstitutional, the Second Tranche shall not be issued, unless: (X) within two years after such order becomes final and nonappealable, alternative legislation ("Alternative Legislation") is enacted in Illinois which provides payments of a nature similar to the Illinois Racing Fund Payments payable under the IHREF, in which event the Second Tranche shall be issued within fifteen (15) business days after twelve (12) consecutive months of payments have been received under Alternative Legislation, if the effect of such legislation is to provide payments at least equal to the Illinois Racing Fund Payments the Parent Recipient would have received from the IHREF absent such finding of unconstitutionality, and otherwise the Second Tranche shall be reduced in proportion to the amount by which the Alternative Legislation does not provide payments at least equal to the Illinois Racing Fund Payments that would have been received under the IHREF, but in no event shall the Second Tranche be less than the amount determined in (Y) hereafter; or (Y) if such litigation finds that the Act is unconstitutional and no Alternative Legislation is enacted as described in (X) above, but payments similar to or in substitution for the Illinois Racing Fund Payments are received by the Parent Recipients from the IHREF which, despite the finding of the unconstitutionality of the Act, are fully earned and not refundable, Second Tranche shares, calculated in accordance with the following formula, shall be issued within fifteen (15) business days after each twelve (12) month period during which IHREF payments similar to or in substitution for the Illinois Racing Fund Payments become fully earned and not refundable by the Parent Recipients:

            833,000 x [FEP/37,500,000], where FEP equals the fully earned and nonrefundable payments similar to or in substitution for the Illinois Racing Fund Payments received under the IHREF.

      Second Tranche shares to be issued pursuant to (X) or (Y) shall not be duplicative, and in no event shall the number of Second Tranche shares to be issued exceed 833,000. "Initial Year" shall mean the period commencing with the first day in which Illinois Racing Fund Payments are made to the governmental or administrative authority authorized to disburse such payments to Racing Operators and ending 365 days thereafter. All of the foregoing, collectively, shall be referred to herein as "Consequences of Litigation."

            (iii) In addition, all issued and outstanding shares of A Corp. Common Stock (other than shares to be canceled in accordance with Section 3.01(b)), shall be converted into the right to receive, no later than fifteen (15) business days after the Fund Payment Date, provided that as of the first day of the Initial Year there shall not be pending any Adverse Litigation, shares of Parent Common Stock, calculated in accordance with the following formula, up to a maximum number of 417,000 shares (the "Third Tranche Payment"):

                          .18052 x [IRFP - 4,042,500]

            Where IRFP equals the total amount of Illinois Racing Fund Payments owing or paid to Parent Recipients, as a result of the operations of A Racecourse (but excluding the amount of any Illinois Racing Fund Payments owing or paid to Parent Recipients, excluding the Surviving Corporations, because of other business activities and enterprises) with respect to Gaming Revenues generated during the Initial Year (such additional consideration to be provided pursuant to this subsection (iii) and the immediately preceding subsection
      (ii) shall be referred to collectively as the "Contingent Merger Consideration").

            If, as of the Fund Payment Date, there is pending Adverse Litigation, then the Consequences of Litigation shall apply, substituting "Third Tranche" for "Second Tranche" therein, and substituting "417,000" for "833,000" therein.

            (f) Capital Adjustments and Mergers. In the event of a stock dividend, stock split, reorganization, merger or a combination or exchange of shares, the number of shares of Parent Common Stock issuable in the Second Tranche and the Third Tranche shall be automatically adjusted to take into account such capital adjustment. In the event Parent merges with another Person surviving a merger with Parent, or all or a substantial portion of Parent's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by a Person (such Person, a "Successor"), the shares of Parent Common Stock issuable in the Second Tranche and the Third Tranche shall automatically be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than Parent Common Stock, of the Successor, and the number of shares of Parent Common Stock issuable in the Second Tranche and the Third Tranche shall be correspondingly adjusted to that number of shares of common stock, or other class of securities, of the Successor that have a value equal, as of the date of the merger, conversion or acquisition, to the value, as of the date of the merger, conversion or acquisition, of the shares of Parent Common Stock issuable in the Second Tranche and the Third Tranche. The obligation to issue shares of Parent Common Stock in the Second Tranche and the Third Tranche shall not affect in any way the right and power of Parent to make adjustments, reorganizations, reclassifications, or changes in its capital or business structure or to merge, dissolve, liquidate, sell or transfer all or any part of its business or assets.

      SECTION 3.02.  Exchange of Certificates.

            (a) Exchange Procedure. As of the Closing, Parent shall provide to D Corp. a letter of transmittal concerning the certificates for outstanding shares of Common Stock (the "Certificates") (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Parent and shall be in a form and have such other provisions as Parent may reasonably specify). Upon surrender of the Certificates for cancellation to Parent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Parent, D Corp. shall be entitled to receive in exchange therefor one or more certificates (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Parent Common Stock into which the shares of Common Stock theretofore represented by such Certificates shall have been converted pursuant to Section 3.01, and the Certificates so surrendered shall forthwith be canceled. Fractional shares shall be paid in cash. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at any time after the Effective Time of the Mergers to represent only the right to receive upon such surrender the shares of Parent Common Stock, into which the shares of A Corp. Common Stock, A Management Corp. Common Stock or T Club Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.01. No interest will be paid or will accrue on any cash payable upon the surrender of any Certificate.

            (b) No Further Ownership Rights in Common Stock. The shares of Parent Common Stock issued upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of A Corp. Common Stock, A Management Corp. Common Stock and T Club Common Stock theretofore represented by such Certificates (subject to any obligation concerning Contingent Merger Consideration), and there shall be no further registration of transfers on the stock transfer books of A Corp., A Management Corp. or T Club of the shares of Common Stock which were outstanding immediately prior to the Effective Time of the Mergers. If, after the Effective Time of the Mergers, Certificates are presented to A Surviving Corporation, A Management Surviving Corporation or T Club Surviving Corp. for any reason, they shall be canceled and exchanged as provided in this
      Article III.

      SECTION 3.03. Post-Closing Adjustment of the Merger Consideration.

            (a) Closing Statement. As soon as practicable, but in no event later than 30 days after the Closing Date, D Corp. and Parent shall prepare and agree on a written statement (the "Closing Statement") of the aggregate fair market value of the assets of T Club(the "Closing Date T Club Asset Value"), the aggregate fair market value of the assets of A Management Corp. (the "Closing Date A Management Corp. Asset Value"), the aggregate fair market value of the assets of A Corp. (the "Closing Date A Corp. Asset Value") and the fair market value of the Merger Consideration (the "Closing Date Merger Consideration Value"), in each case as of the Closing Date. The Closing Date T Club Asset Value, the Closing Date A Management Corp. Asset Value, the Closing Date A Corp. Asset Value and the Closing Date Merger Consideration Value as set forth on the Closing Statement shall be equal to the values determined by the appraisals undertaken pursuant to Section 6.10(b). On the basis of the Closing Statement,
      D. Corp. and Parent shall prepare and agree on a written statement of the Adjusted T Club Merger Consideration (as hereinafter defined), the Adjusted A Management Corp. Merger Consideration (as hereinafter defined) and the Adjusted A Corp. Merger Consideration (as hereinafter defined). For purposes of this Section 3.03, (i) the "Adjusted T Club Merger Consideration" shall mean the Closing Date T Club Asset Value divided by the Closing Date Parent Share Value (as hereinafter defined), (ii) the "Adjusted A Management Corp. Merger Consideration" shall mean the Closing Date A Management Corp. Asset Value divided by the Closing Date Parent Share Value, (iii) the "Adjusted A Corp. Merger Consideration" shall mean (X) 3,150,000 minus (Y) the sum of the Adjusted T Club Merger Consideration and the Adjusted A Management Corp. Merger Consideration, and (iv) the "Closing Date Parent Share Value" shall mean the Closing Date Merger Consideration Value divided by 3,150,000.

            (b) Adjustment of the Merger Consideration. If and to the extent that the Adjusted T Club Merger Consideration exceeds the T Club Merger Consideration, the Adjusted A Management Corp. Merger Consideration exceeds the A Management Corp. Merger Consideration, or the Adjusted A Corp. Merger Consideration exceeds the A Corp. Merger Consideration, Parent shall deliver to D Corp., not later than 30 days after the Closing Date, a number of shares of Parent Common Stock equal to each and any such difference. If and to the extent that the T Club Merger Consideration exceeds the Adjusted T Club Merger Consideration, the A Management Corp. Merger Consideration exceeds the Adjusted A Management Corp. Merger Consideration, or the A Corp. Merger Consideration exceeds the Adjusted A Corp. Merger Consideration D Corp. shall return to Parent, not later than 30 days after the Closing Date, a number of shares of Parent Common Stock equal to each and any such difference. The respective obligations of Parent and D Corp. to deliver or return shares of Parent Common Stock under this Section 3.03(b) may be offset against the other's obligation to deliver or return such shares under this Section 3.03(b). Notwithstanding the foregoing, in no event will Parent be obligated to issue more than 3,150,000 shares of Parent Stock pursuant to Sections 3.01 (c), (d) and (e)(i) of this Agreement.


                                 ARTICLE IV

                       Representations and Warranties

      SECTION 4.01. Representations and Warranties of D Corp. D Corp. represents and warrants to Parent, A Sub, A Management Sub and T Club Sub as follows:

            (a) Organization and Corporate Power. Part 4.01(a) of the D Corp. Disclosure Letter contains a complete and accurate list for each Merger Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Merger Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use. D Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Each Merger Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and where the failure to be so qualified would have a Material Adverse Effect. D Corp. has delivered to Parent copies of the Organizational Documents of each Merger Company, as currently in effect.

            (b) Authority; No Conflict. Each Merger Company and D Corp. has the corporate power and authority to execute and deliver this Agreement and the other Operative Agreements, as applicable, and to incur and perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Operative Agreements, as applicable, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of each Company and D Corp. This Agreement constitutes the legal, valid, and binding obligation of each Company and D Corp., enforceable against each Company and D Corp. in accordance with its terms. Upon execution and delivery of the other Operative Agreements, the other Operative Agreements will constitute the legal, valid and binding obligation of D Corp., enforceable against D Corp. in accordance with their terms. Each Company and D Corp. has the absolute and unrestricted right, power and authority to execute and deliver the Operative Agreements and to perform its obligations under the Operative Agreements. Except as set forth in Part 4.01(b) of the D. Corp. Disclosure Letter, neither the execution and delivery of this Agreement or the other Operative Agreements nor the consummation or performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Merger Companies or D Corp., or (B) any resolution adopted by the board of directors or the stockholders of the Merger Companies or D Corp.;

                  (ii) contravene, conflict with, or result in a violation of any Legal Requirement or any Order to which any Merger Company or D Corp., or any of the assets of any Merger Company or D Corp., may be subject;

                  (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Merger Company or that otherwise relates to the business of, or any of the assets of, any Merger Company;

                  (iv) cause any Merger Company to become subject to, or to become liable for the payment of, any tax;

                  (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract; or

                  (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets of any Merger Company.

                  Except as set forth in Part 4.01(b) of the D Corp. Disclosure Letter, neither D Corp. nor any Merger Company is required to give any notice to or obtain any Consent from any Person under any material Contract or other item in connection with the execution and delivery of the Operative Agreements or the consummation or performance of any of the Transactions.

            (c) Capitalization. Part 4.01(c) of the D Corp. Disclosure Letter sets forth the authorized equity securities of the Merger Companies and the number of such shares which are issued and outstanding. D Corp. is and will be on the Closing Date the record and beneficial owner and holder of the Common Stock, free and clear of all Encumbrances. With the exception of the shares of the Companies (which are owned by D Corp.), all of the outstanding equity securities and other securities of each Merger Company are owned of record and beneficially by one or more of the Merger Companies, free and clear of all Encumbrances. No legend (other than a customary restrictive legend under the Securities Act) or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Merger Company. All of the outstanding equity securities of each Merger Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Merger Company. None of the outstanding equity securities or other securities of any Merger Company was issued in violation of the Securities Act or any other Legal Requirement. No Merger Company owns, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

            (d) Financial Statements; Information. D Corp. has delivered to
      Parent: the audited financial statements of the Merger Companies for the year ended December 31, 1999 (the "Year End Financials"); and the unaudited financial statements of the Merger Companies for the five months ended May 31, 2000 (the "Interim Financials") (collectively the "Financial Statements"). The Financial Statements fairly present the financial condition and the results of operations, cash flows and changes in stockholders' equity of the Merger Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, except as otherwise noted therein and subject, in the case of the Interim Financials, to normal year end adjustments and any other adjustments noted therein; the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes, if any, to such financial statements. None of the information supplied or to be supplied by D Corp. or the Merger Companies for inclusion or incorporation by reference in the Proxy Materials will, at the times the Proxy Materials are first published, sent or given to Parent's shareholders, or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (e) Books and Records; Accounts. The books of account, minute books and stock record books of the Merger Companies, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with sound business practices including the maintenance of an adequate system of internal controls. At the Closing, all of those books and records will be in the possession of the Merger Companies. Part 4.01(e) of the D Corp. Disclosure Letter contains a complete and accurate list of all checking, savings or other deposit accounts of the Merger Companies, and the authorized signatories thereof.

            (f) ERISA Compliance. (i) Part 4.01(f) of the D Corp. Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA), but excluding any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA (each a "Multiemployer Plan") (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Merger Companies (collectively, including Pension Plans, referred to herein as "Benefit Plans") maintained, or contributed to, by the Merger Companies for the benefit of any current or former employees, officers or directors of the Merger Companies. The Merger Companies have delivered to Parent true, complete and correct copies of (w) each collective bargaining agreement providing for contributions by the Merger Companies to any Benefit Plan, (x) each Multiemployer Plan to which any of the Merger Companies is obligated to contribute after the Closing, (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, and (z) the most recent actuarial or financial valuation prepared with respect to any Benefit Plan. Part 4.01(f) of the D Corp. Disclosure Letter also lists each Multiemployer Plan maintained or contributed to by the Merger Companies for the benefit of any current or former employee of the Merger Companies. The Merger Companies maintain no Benefit Plans or Multiemployer Plans other than those listed on Part 4.01(f) of the D Corp. Disclosure Letter.

            (ii) Contributions and expenses accrued with respect to all Benefit Plans and Multiemployer Plans are current and paid as of the Closing.

            (iii) Each Benefit Plan (excluding for this purpose each Pension Plan) has been operated in material compliance with its terms and the provisions of all applicable laws, including ERISA and the IRC.

            (iv) No Pension Plan had, as of the respective last annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to Parent. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the
      IRC), whether or not waived. Except as set forth in Part 4.01(f) of the D Corp. Disclosure Letter, no withdrawal liability would result to the Merger Companies' controlled group (as defined in Section 414 of the IRC) in the event that any Merger Company withdrew in a complete or partial withdrawal, as defined respectively in ERISA Sections 4203 and 4205, as of the date hereof from any Multiemployer Plan based on the Plan's most recent actuarial report available to date. None of the Merger Companies, any officer of the Merger Companies, any trustee of any trust created under any of the Benefit Plans or any other fiduciary with responsibilities with respect to such trusts has engaged in a nonexempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the
      IRC) involving a Benefit Plan that is subject to ERISA (including the Pension Plans) or any other breach of fiduciary responsibility that could subject the Merger Companies, or any officer of the Merger Companies, to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under Section 502(i) or (1) of ERISA.

            (v) There are no pending claims or suits, or to the Knowledge of the Merger Companies, investigations or Threatened claims, suits or investigations regarding the Benefit Plans (other than claims for benefits in the ordinary course) that would result in any material liability to the Merger Companies.

            (vi) Except as disclosed in Part 4.01(f) of the D Corp. Disclosure Letter, the consummation of the Transactions (either alone or with any other event) shall not entitle any director or employee of the Merger Companies to any severance payments, additional compensation or benefits or accelerate the vesting, payment or funding of any compensation or benefits.

            (vii) None of the Merger Companies nor any entity required to be treated with the Merger Companies as a single employer under
      Section 414 of the IRC has any material unsatisfied liability under Title IV of ERISA, except as provided in Part 4.01(f) of the D Corp. Disclosure Letter.

            (viii) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Part 4.01(f) of the D Corp. Disclosure Letter, (x) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the IRC, complies in all material respects with the applicable requirements of Section 4980B(f) of the IRC and (y) no employee or former employee of the Merger Companies is receiving any post-retirement healthcare or other post-retirement welfare benefits under any Benefit Plan as of the Closing, or, except as provided in
      Part 4.01(f) of the D Corp. Disclosure Letter, as of the Closing would satisfy the eligibility requirements for receiving any such post-retirement benefits. D Corp. will assume responsibility for providing any post-retirement healthcare coverage to the individuals set forth in Part 4.01(f) of the D Corp. Disclosure Letter through the D Corp. Group Benefits Plan. To the Knowledge of D Corp., each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Merger Companies on or at any time after the consummation of the Mergers.

            (g) Taxes. Except as set forth on Part 4.01 (g) of the D Corp. Disclosure Letter, (i) each of the Merger Companies has timely filed (or D Corp. has filed on its behalf) all Tax Returns required to be filed by it, and as of the time of filing, each such return was true, complete and correct in all material respects; (ii) each of the Merger Companies has timely paid (or the Companies or D Corp. have paid on its behalf) all Taxes shown to be due on such Tax Returns and all other Taxes currently due and payable; (iii) the Financial Statements reflect an adequate reserve (other than a reserve for deferred income taxes established to reflect differences between book basis and tax basis of assets and liabilities) for all Taxes payable by the Merger Companies for all taxable periods and portions thereof through the date of the Financial Statements; (iv) no deficiencies for any Taxes have been proposed, asserted or assessed against the Merger Companies, and no requests for waivers of the time to assess any such Taxes are pending; (v) the Federal income Tax Returns of D Corp. and each of its subsidiaries consolidated in such returns have been examined by and settled with the IRS and are not subject to audit for all fiscal years through the fiscal year ended March 31, 1994; (vi) all assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully and timely paid; (vii) there are no Encumbrances for Taxes (other than for current taxes not yet due and payable) on the assets of the Merger Companies; (viii) no Federal or state income Tax Returns of the Merger Companies with respect to a period beginning on or after January 1, 1996 have ever been (and no such returns are currently being) examined by the IRS or any state taxing authority; and (ix) none of the Merger Companies is bound by any agreement or arrangement with respect to Taxes. For the Tax periods beginning April 1, 1997, through the day immediately prior to the Closing Date, each of the Merger Companies was a qualified Subchapter S subsidiary under Section 1363(b)(3) of the IRC.

            For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, but not limited to, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this definition as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor entity. For purposes of this Agreement "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            (h) Title to Properties; Encumbrances. Part 4.01(h) of the D Corp. Disclosure Letter contains a complete and accurate list and description of all real property and real property leaseholds owned by any Merger Company, including any structures or improvements thereon. D Corp. has delivered or made available to Parent copies of the deeds and other instruments (as recorded) by which the Merger Companies acquired such real property and real property leaseholds, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Merger Companies and relating to such real property or real property leaseholds. Except as set forth in Part 4.01(h) of the D Corp. Disclosure Letter, the Merger Companies own (with good and marketable title in the case of owned property, and a valid leasehold interest in, in the case of leased property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own or lease located in the facilities owned or operated by the Merger Companies or reflected as owned or leased in the books and records of the Merger Companies, including all of the properties and assets reflected in the Financial Statements (except for personal property sold since the date of the Financial Statements in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Merger Companies since the date of the Financial Statements (except for personal property acquired and sold since the date of the Financial Statements in the Ordinary Course of Business). All properties and assets of the Merger Companies are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) Permitted Encumbrances, and (b) with respect to real property, (i) minor imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto as a racetrack or off track betting facility, including uses related or incidental thereto, including lottery ticket terminals, or impairs the operations of the Merger Companies, and (ii) zoning laws and other land use restrictions that do not impair the use of the property subject thereto as a racetrack or off track betting facility, including uses related or incidental thereto, including lottery ticket terminals. All buildings, plants, and structures owned by the Merger Companies lie wholly within the boundaries of the real property owned by the Merger Companies, have adequate access to public roads without crossing the property of a third party and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

            (i) Condition and Sufficiency of Assets. To the Knowledge of D Corp., the buildings, plants, and structures of the Merger Companies are structurally sound and are in good operating condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are being put, and none of such buildings, plants, or structures is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. To the Knowledge of D Corp, the buildings, plants, structures, and equipment of the Merger Companies are sufficient for the conduct of the Merger Companies' businesses as currently being conducted and are adequately served by utilities. To the Knowledge of D Corp., the equipment of the Merger Companies is in good operating condition and repair, normal wear and tear excepted, and none of such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

            (j) Accounts Receivable; Accounts Payable. All accounts receivable of the Merger Companies (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the accounting records of the Merger Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full within ninety days after the day on which it first became due and payable. There is no contest, claim, or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 4.01(j) of the D Corp. Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of May 31, 2000, which list sets forth the aging of such Accounts Receivable. The accounts payable of the Merger Companies were incurred in the Ordinary Course of Business.

            (k) Inventory. All inventory of the Merger Companies consists of a quality and quantity usable and salable in the Ordinary Course of Business. All Inventory has been priced at the lower of cost or market on a FIFO basis.

            (l) No Undisclosed Liabilities. To the Knowledge of D Corp., except as set forth in Part 4.01(l) of the D Corp. Disclosure Letter or as otherwise disclosed pursuant to the D Corp. Disclosure Letter, the Merger Companies have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise).

            (m) No Material Adverse Change. Since the date of the Year End Financials, with respect to the Merger Companies there has not been any Material Adverse Change.

            (n) Compliance With Legal Requirements; Governmental
      Authorizations.

                  (i) Except as set forth in Part 4.01(n) of the D Corp. Disclosure Letter and without reference to any matters covered by
      Section 4.01(s):

                        (a) to the Knowledge of D Corp., each Merger
            Company is in compliance in all material respects with each Legal Requirement applicable to it or to the conduct of its business or the ownership or use of any of its assets; and

                        (b) no Merger Company has received any notice or
            other communication from any Governmental Body or any other Person regarding any violation of, or failure to comply with, any Legal Requirement in any material respect, which is outstanding or unresolved as of the date hereof.

                  (ii) Part 4.01(n) of the D Corp. Disclosure Letter contains a complete and accurate list of each material Governmental Authorization that is held by any Merger Company. Each Governmental Authorization listed or required to be listed in Part 4.01(o) of the D Corp. Disclosure Letter is valid and in full force and effect. Except as set forth in Part 4.01(n) of the D Corp. Disclosure Letter:

                        (a) to the Knowledge of D Corp., each Merger
            Company is in compliance in all material respects with all of the terms and requirements of each Governmental Authorization held by it;

                        (b) no Merger Company has received, at any time,
            any written notice or other written communication from any Governmental Body regarding (A) any violation of or failure to comply with any term or requirement of any Governmental Authorization in any material respect, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization, which is outstanding or unresolved as of the date hereof; and

                        (c) all applications required to have been filed
            for the renewal of the Governmental Authorizations listed or required to be listed in Part 4.01(n) of the D Corp. Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

      The Merger Companies have all of the material Governmental Authorizations necessary to permit the Merger Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate (and propose to conduct and operate) such businesses and to permit the Merger Companies to own and use their assets in the manner in which they currently own and use (and propose to own and use) such assets.

            (o)  Legal Proceedings; Orders.

                  (i) Except as set forth in Part 4.01(o) or Part 4.01(s) of the D Corp. Disclosure Letter, as of the date hereof there is no pending Proceeding:

                        (a) that has been commenced by or against any
            Merger Company or any of the assets of any Merger Company; or

                        (b) that challenges, or seeks to prevent any of the
            Transactions.

      To the Knowledge of D Corp. no such Proceeding has been Threatened. D Corp. has delivered or made available to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
Part 4.01(o) of the D Corp. Disclosure Letter.

                  (ii) Except as set forth in Part 4.01(o) of the D Corp. Disclosure Letter, as of the date hereof:

                        (a) there is no material Order to which any of the
            Merger Companies, or any of its assets is subject;

                        (b) D Corp. is not subject to any material Order
            that relates to the business of, or any of the assets owned or used by, any Merger Company; and

                        (c) to the Knowledge of D Corp. no officer,
            director, agent, or employee of any Merger Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Merger Companies.

                  (iii) Except as set forth in Part 4.01(o) of the D Corp. Disclosure Letter, as of the date hereof:

                        (a) each Merger Company is, and at all times has
            been, in compliance in all material respects with all of the terms and requirements of each material Order to which it, or any of its assets is or has been subject; and

                        (b) no Merger Company has received, at any time any
            notice or communication from any Governmental Body or any other Person regarding any actual or alleged violation of, or failure to comply with, any term or requirement of any material Order to which any Merger Company, or any of its assets is or has been subject which is outstanding or unresolved as of the date hereof.

            (p) Absence of Certain Changes and Events. Except as set forth in Part 4.01(p) of the D Corp. Disclosure Letter, since the date of the Year End Financials, the Merger Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

                  (i) change in any Merger Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Merger Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Merger Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (ii) amendment to the Organizational Documents of any Merger Company;

                  (iii) payment or increase (except in the Ordinary Course of Business) by any Merger Company of any bonuses, salaries, or other compensation to any director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (iv) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Merger Company;

                  (v) damage to or destruction or loss of any asset or property of any Merger Company, whether or not covered by insurance, which has had a Material Adverse Effect;

                  (vi) entry into, termination of, or receipt of notice of termination of (i) any joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Merger Company of at least $50,000;

                  (vii) sale (other than sales of inventory or services in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Merger Company in the amount of $50,000 or more, or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Merger Company;

                  (viii) cancellation or waiver of any claims or rights with a value to any Merger Company in excess of $25,000;

                  (ix) material change in the accounting methods used by any Merger Company or any change of or disagreement with the independent accountants of any Merger Company;

                  (x) agreement, whether oral or written, by any Merger Company to do any of the foregoing; or

                  (xi) cancellation of any material insurance policy covering any of the Merger Companies, or any material adverse change in coverage under any such policy.

            (q)  Contracts; No Defaults.

                  (i) Part 4.01(q) of the D Corp. Disclosure Letter contains as of the date hereof a complete and accurate list, and D Corp. has delivered to Parent true and complete copies, of:

                        (a) each Applicable Contract that involves
            performance of services or delivery of goods or materials by the Merger Companies of an amount or value in excess of $50,000;

                        (b) each Applicable Contract that involves
            performance of services or delivery of goods or materials to the Merger Companies of an amount or value in excess of $50,000;

                        (c) each Applicable Contract that was not entered
            into in the Ordinary Course of Business and that involves expenditures or receipts of the Merger Companies in excess of $50,000;

                        (d) each lease, rental or occupancy agreement,
            license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

                        (e) each licensing agreement or other Applicable
            Contract with respect to material patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

                        (f) each collective bargaining agreement and other
            Applicable Contract to or with any labor union or other employee representative of a group of employees and each employment agreement;

                        (g) each joint venture, partnership, and other
            Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Merger Company with any other Person;

                        (h) each Applicable Contract containing covenants
            that in any way purport to restrict the business activity of any Merger Company or any Affiliate of any Merger Company or limit the freedom of any Merger Company or any Affiliate of any Merger Company to engage in any line of business or to compete with any Person;

                        (i) each Applicable Contract providing for payments
            to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                        (j) each power of attorney that is currently
            effective and outstanding;

                        (k) each Applicable Contract for capital
            expenditures in excess of $50,000;

                        (l) each written warranty, guaranty, and or other
            similar undertaking with respect to contractual performance extended by any Merger Company other than in the Ordinary Course of Business;

                        (m) each Applicable Contract not otherwise listed
            above concerning (i) the simulcasting of horse races (sending or receiving) that extends beyond the current meet, (ii) sponsorships, (iii) tote services, (v) horsemen, and (v) audio visual services including satellite uplinking and downlinking; and

                        (n) each material amendment, supplement, and
            modification (whether oral or written) in respect of any of the foregoing.

                  (ii) Except as set forth in Part 4.01(q) of the D Corp. Disclosure Letter:

                        (a) neither D Corp. nor any Affiliate of D Corp.
            has or may acquire any rights under, and neither D Corp. nor any such Affiliate has or may become subject to any obligation or liability under, any material Contract that relates to the business of, or any of the assets of any Merger Company; and

                        (b) to the Knowledge of D Corp, no officer,
            director, or employee of any Merger Company is bound by any Contract that purports to limit the ability of such officer, director, or employee to (A) engage in or continue any conduct, activity, or practice relating to the business of any Merger Company, or (B) assign to any Merger Company or to any other Person any rights to any invention, improvement, or discovery.

                  (iii) Except as set forth in Part 4.01(q) of the D Corp. Disclosure Letter, as of the date hereof each Contract identified or required to be identified in Part 4.01(q) of the D Corp. Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyancing, preferential transfer, moratorium, or similar laws of general application and court decisions affecting the rights of creditors and general principles of equity.

                  (iv) Except as set forth in Part 4.01(q) of the D Corp. Disclosure Letter, as of the date hereof:

                        (a) each Merger Company is in compliance in all
            material respects with all applicable terms and requirements of each Contract identified or required to be identified in Part 4.01(q) of the D Corp. Disclosure Letter;

                        (b) to the Knowledge of D Corp., each other Person
            that has any obligation or liability under any such Contract is in compliance, in all material respects, with all applicable terms and requirements of such Contract; and

                        (c) to the Knowledge of D Corp., no event has
            occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Merger Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any such Contract.

                  (v) There are no renegotiations of or outstanding rights to renegotiate any material amounts paid or payable to any Merger Company under any Contracts identified or required to be identified in Part 4.01(q) of the D Corp. Disclosure Letter and, to the Knowledge of D Corp. no such Person has Threatened such renegotiation.

                  (vi) The Contracts relating to the sale, design or provision of products, simulcast signal or services by the Merger Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

            (r)  Insurance.

                  (i) D Corp. has delivered to Parent true and complete copies of all policies of insurance to which any Merger Company is a party as of the date hereof, or under which any Merger Company, or any director (in respect of director liability) of any Merger Company, is covered as of the date hereof, and the Merger Companies have maintained substantially equivalent insurance coverage as set forth in such current policies within the period beginning three years preceding the date of this Agreement and ending the date of this Agreement.

                  (ii) Part 4.01(r) of the D Corp. Disclosure Letter describes, as of the date hereof:

                        (a) any self-insurance arrangement by or affecting
            any Merger Company, including any reserves established thereunder; and

                        (b) any contract or arrangement, other than a
            policy of insurance, for the transfer or sharing of any risk by any Merger Company.

                  (iii) Except as set forth on Part 4.01(r) of the D Corp. Disclosure Letter:

                        (a) all policies to which any Merger Company is a
            party or that provide coverage to any Merger Company or any director or officer of any Merger Company:

                              1.  do not provide for any retrospective
                  premium adjustment or other experienced-based liability on the part of any Merger Company; and

                              2.  will not, as the result of an audit,
                  require the payment of any earned premiums.

                        (b) With respect to the policies of insurance
            delivered to Parent as described in Section 4.01(r), neither D Corp. nor any Merger Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                        (c) With respect to the policies of insurance
            delivered to Parent as described in Section 4.01(r), the Merger Companies have paid all premiums due, and have otherwise performed all of their obligations, under each such policy.

            (s) Environmental Matters. Except as set forth in Part 4.01(s) of the D Corp. Disclosure Letter:

                  (i) To the Knowledge of D Corp., each Merger Company is in compliance in all material respects with Environmental Law. To the Knowledge of D Corp., neither D Corp. nor any Merger Company has received any written communication from (i) any Governmental Body or
      (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation of any Environmental Law. To the Knowledge of D Corp. and except as set forth in Part 4.01(o) of the D Corp. Disclosure Letter, there is no pending or Threatened litigation against D Corp. relating to the Facilities brought by a private citizen acting in the public interest pursuant to any applicable Environmental Law.

                  (ii) There are no pending or, to the Knowledge of D Corp., Threatened claims or Encumbrances resulting from or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Merger Company has or had an interest.

                  (iii) To the Knowledge of D Corp., there has been no Release or Threatened Release nor are Hazardous Materials present on or in the Environment at the Facilities in amounts or locations in violation of applicable Environmental Law nor has any Merger Company permitted or conducted its operations at any Facilities or any other properties except in compliance in all material respects with applicable Environmental Laws.

                  (iv) To the Knowledge of D Corp., D Corp. has delivered to Parent true and complete copies and results of any reports, studies, analyses, tests, or monitoring currently in the possession of D Corp. or any Merger Company provided by D Corp. to any Governmental Authority concerning compliance by any Merger Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

                  (v) D Corp. and/or the Merger Companies applied for renewal of the National Pollution Discharge Elimination System permit issued in 1993 to the Arlington International Racecourse facility in a timely manner and, to the Knowledge of D Corp., there is no information indicating that the renewal application will be denied or that a renewed permit will not be issued by the Illinois Environmental Protection Agency in the usual course of business.

            (t)  Employees.

                  (i) Part 4.01(t) of the D Corp. Disclosure Letter contains a complete and accurate list as of the date hereof of the following information for each full time employee of the Merger Companies, whose annual base compensation exceed $50,000, including each such employee on leave of absence or layoff status: name; job title; vacation accrued; date of hire; salary; and whether a participant in any 401(k) plan or other Pension Plans listed in Part 4.01(f) of the D Corp. Disclosure Letter.

                  (ii) To the Knowledge of D Corp., no employee of any Merger Company is a party to, or is otherwise bound by, any agreement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way materially adversely affects or will materially adversely affect (i) the performance of his duties as an employee of any Merger Company, or
      (ii) the ability of any Merger Company to conduct its business. To D Corp.'s Knowledge, no officer, or other key employee of any Merger Company intends to terminate his employment with any Merger Company.

            (u) Labor Relations; Compliance. Except as set forth in Part 4.01(u) of the D Corp. Disclosure Letter, as of the date hereof no Merger Company is a party to any collective bargaining or other labor Contract. Except as set forth in Part 4.01(u) of the D Corp. Disclosure Letter, there is not presently pending or existing, and to D Corp.'s Knowledge there is not Threatened, (a) as of the date hereof, any strike, slowdown, picketing, or work stoppage which could affect the operations of the Merger Companies, (b) any Proceeding against or affecting any Merger Company relating to the alleged material violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, employee grievance process, or other labor or employment dispute against or affecting any Merger Company or its premises, or (c) as of the date hereof, any application for certification of a collective bargaining agent for any employees of any Merger Company. There is no lockout of any employees by any Merger Company, and no such action is contemplated by any Merger Company. Each Merger Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Merger Company is liable for the payment of any material compensation, damages, taxes, fines, penalties, or other amounts, however designated, for any failure to comply with any of the foregoing Legal Requirements.

            (v)  Intellectual Property.

                  (i) Intellectual Property -- The term "Intellectual Property" includes:

                        (a) the names and marks of the Merger Companies set
            forth on Part 4.01(v) of the D Corp. Disclosure Letter, which is a true and accurate list thereof (collectively, "Marks"); and

                        (b) all know-how, trade secrets, confidential
            information, customer or client lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets") that are material to the operation of the business of the Merger Companies and that are owned, used, or licensed by any Merger Company as licensee or licensor.

                  (ii) Agreements -- Part 4.01(v) of the D Corp. Disclosure Letter contains as of the date hereof a complete and accurate list of all Contracts relating to the Intellectual Property to which any Merger Company is a party or by which any Merger Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which any Merger Company is the licensee. There are no outstanding and, to D Corp.'s Knowledge, no Threatened disputes or disagreements with respect to any such Contract.

                  (iii) Know-How Necessary for the Business -- To the Knowledge of D Corp., the Intellectual Property are all those necessary for the operation of the Merger Companies' businesses as they are currently conducted or as reflected in the business plan. Except as set forth in Part 4.01(v) of the D Corp. Disclosure Letter, the Merger Companies are the owners of all right, title and interest in and to each item of Intellectual Property to the Knowledge of D Corp. free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property.

                  (iv)  Trademarks

                        (a) One or more of the Merger Companies is the
            owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                        (b) All Marks that have been registered with the
            United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                        (c) No Mark has been or is now involved in any
            opposition, invalidation, or cancellation and, to D Corp.'s Knowledge, no such action is Threatened with the respect to any of the Marks.

                        (d) To D Corp.'s Knowledge, there is no potentially
            interfering trademark or trademark application of any third party.

                        (e) To D Corp.'s Knowledge, no Mark is infringed or
            has been challenged or Threatened in any way and none of the Marks used by any Merger Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (v) Trade Secrets The Merger Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets.

            (w) Certain Payments. No Merger Company or any director, officer, or to D Corp.'s Knowledge, agent or employee of any Merger Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Merger Company or any Affiliate of any Merger Company, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of any Merger Company.

            (x) Relationships with Related Persons. Except as set forth in
      Part 4.01(x) of the D Corp. Disclosure Letter, neither D Corp. nor any Related Person of D Corp. or of any Merger Company has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in the Merger Companies' businesses. Neither D Corp. nor any Related Person of D Corp. or any Merger Company is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings with or a material financial interest in any transaction with any Merger Company other than business dealings or transactions conducted in the Ordinary Course of Business with any Merger Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with any Merger Company with respect to any line of the products or services of any Merger Company (a "Competing Business") in any market presently served by any Merger Company. Except as set forth in Part 4.01(x) of the D Corp. Disclosure Letter, neither D Corp. nor any Related Person of D Corp. or any Merger Company is a party to any Contract with, or has any claim or right against, any Merger Company.

            (y) Brokers or Finders. D Corp. and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

            (z) Projections. (i) Attached to the D Corp. Disclosure Letter is a letter from the Illinois Racing Board (the "Board"), dated December 28, 1999, setting forth the pari-mutuel tax credit under
      Section 230 ILCS 5/32.1 of the Horse Racing Act (the "Act") for the year 2000; (ii) attached to the D Corp. Disclosure Letter is a letter from the Board, dated February 7, 2000, advising as to recapture funding under Section 230 ILCS 5/26(g)(13) of the Act; (iii) D Corp. has made available a true and correct copy of the Letter Agreement, dated as of June 29, 1998, among Levy (Arlington) Limited Partnership and A Corp., which details $1,000,000 in payments made by A Corp. to Levy in 1998 and 1999 that will be recovered in subsequent years (2000 and 2001 to the extent food and beverage levels are at least equal to that contained in the Arlington International Racecourse Consolidated-All Locations Proforma 2000-2004 previously provided by Parent by D Corp.) as payments to A Corp. over and above that which would be normally received by A Corp. as its share of food and beverage net operating income; and (iv) attached to the D Corp. Disclosure Letter is a copy of the calculation made by A Corp. of the amount of Illinois Racing Fund Payments to be received by it under
      Section 230 ILCS 5/54 of the Act, including the amount to be received as commissions and the amount to go to the purse account of A Corp.

            (aa) Investment Intent. D Corp. is acquiring the shares of Parent Common Stock pursuant to this Agreement for its own account and not with a view to their distribution within the meaning of
      Section 2(11) of the Securities Act. D Corp. is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act and has such knowledge and expertise concerning financial and business matters to evaluate the merits and risks of an investment in Parent Common Stock.

      SECTION 4.02. Representations and Warranties of Parent and Subs. Parent and Subs represent and warrant to D Corp. as follows:

            (a) Organization and Corporate Power. Each of Parent and Subs is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

            (b)  Authority; No Conflict.

                  (i) Subject to the shareholder approval at the Shareholders Meeting, each of Parent and Subs has the corporate power and authority to execute and deliver this Agreement and the other Operative Agreements, as applicable, and to incur and perform its obligations hereunder and thereunder. Subject to the shareholder approval at the Shareholders Meeting, the execution, delivery and performance of this Agreement and the other Operative Agreements, as applicable, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Parent and Subs. Subject to the shareholder approval at the Shareholders Meeting, this Agreement and the other Operative Agreements, as applicable, constitute the legal, valid, and binding obligations of Parent and Subs, as applicable, enforceable against Parent and Subs in accordance with their terms.

                  (ii) Except for approvals required under the HSR Act, from the Kentucky Racing Commission, from the Illinois Racing Board, by the shareholders of Parent at the Shareholders Meeting, as set forth in Part 4.02(b) of the Parent Disclosure Letter, and as otherwise contemplated by this Agreement, neither the execution and delivery of this Agreement or the other Operative Agreements by Parent and Subs nor the consummation or performance of any of the Transactions by Parent and Subs will, directly or indirectly (with or without notice or lapse of time):

                        (a) contravene, conflict with, or result in a
            violation of (A) any provision of the Organizational Documents of Parent or the Subs, or (B) any resolution adopted by the board of directors or the shareholders of Parent or the Subs;

                        (b) contravene, conflict with, or result in a
            violation of any Legal Requirement or any Order to which Parent or any of the assets of Parent may be subject;

                        (c) contravene, conflict with, or result in a
            violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Parent or that otherwise relates to the business of, or any of the assets of Parent;

                        (d) cause Parent to become subject to, or to become
            liable for the payment of, any tax;

                        (e) contravene, conflict with, or result in a
            violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract of Parent; or

                        (f) result in the imposition or creation of any
            Encumbrance upon or with respect to any assets of Parent.

      Parent is not and will not be required to obtain any Consent from any Person under any material Contract or other item in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions except as set forth in Part 4.02(b) of the Parent Disclosure Letter, or this Agreement.

            (c) Capitalization. The authorized capitalization of Parent consists of 50,000,000 shares of no par value common stock and 250,000 shares of no par value preferred stock. As of the date hereof, Parent has issued and outstanding 9,853,627 shares of no par value common stock and no shares of no par value preferred stock. All of the outstanding equity securities of Parent have been duly authorized and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale or transfer by Parent of any equity securities or other securities of Parent other than under the employee compensation plans of Parent and the rights plan of Parent.

            (d) SEC Documents. Parent has filed all required reports, schedules, forms, statements and other documents that it has been required to file under the Exchange Act and the Securities Act with the SEC since January 1, 1999 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. As of the date thereof, no such document contained an untrue statement of material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances in which made, not misleading.

            (e) Certain Proceedings. There is no pending Proceeding that has been commenced against Parent or the Subs and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Transactions. To Parent's Knowledge, no such Proceeding has been Threatened.

            (f) Brokers or Finders. Parent and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement other than to CIBC World Markets, which will be paid by Parent.

            (g) Financial Statements. The financial statements of Parent for the year ended December 31, 1999 and for the quarter ended March 31, 2000 previously made available to D Corp. by Parent ("Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods presented (except as may be indicated in the notes thereto and subject to normal year end adjustments) and fairly present the consolidated financial position of Parent and its subsidiaries, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since the date of the Parent Financial Statements, there has been no Material Adverse Change in Parent.

            (h) Subs; No Prior Activities. Subs were formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time of the Mergers, except for obligations or liabilities incurred in connection with their organization or to be incurred in connection with the consummation of the Transactions, Subs have not incurred any obligations or liabilities or engaged in any business activity of any type or any kind whatsoever or entered into agreements or arrangements with any person, other than the Operative Agreements.

            (i) Books and Records. The books of account, minute books and stock record books of Parent are complete and correct in all material respects and have been maintained in accordance with sound business practices including the maintenance of an adequate system of internal controls.

            (j) ERISA Compliance. Neither Parent nor Subs maintain or have maintained during the five full calendar years preceding the date hereof a defined benefit pension plan subject to Title IV of ERISA, other than Multiemployer Plans. Except as listed on Part 4.02(j) of the Parent Disclosure Letter, no withdrawal liability would result to any member of Parent's controlled group (as defined in Code Section
      414) (each an "ERISA Affiliate") in the event that Parent or any Sub withdrew in a complete or partial withdrawal, as defined respectively in ERISA Sections 4203 and 4205, as of the date hereof from any Multiemployer Plan to which Parent or Sub contributes or is obligated to contribute. Neither Parent nor any Sub nor any ERISA Affiliate has incurred any liability under Title IV of ERISA. Each employee welfare benefit plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the IRC, maintained by Parent or any Sub complies in all respects with the applicable requirements of Section 4908(f) of the IRC. Each employee benefit plan, policy and arrangement maintained by, or contributed to, by Parent or any Sub ("Parent Plan") complies with applicable law and has been administered in accordance with its terms. To the extent any Parent Plan is intended to qualify under Section 401(a) of the IRC, such Parent Plan is so qualified and has obtained a favorable determination letter from the Internal Revenue Service covering such matters for which the applicable remedial amendment period has not yet expired, and nothing has occurred since such favorable determination letter was issued to impair the qualified status of any such Parent Plan. None of Parent, Subs, any officer of either of them or any fiduciary of any Parent Plan (1) has engaged in a nonexempt "prohibited transaction" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the IRC for which a material penalty would be imposed or (2) has participated in any fiduciary breach under ERISA with respect to any Parent Plan subject to ERISA. To the Knowledge of Parent and Subs, there are no pending claims, suits, audits or investigations pending with respect to any Parent Plan that could result in material liability for Parent or any Sub, except as provided on Part 4.02(j) of the Parent Disclosure Letter. The consummation of the Transactions (either alone or with any other event) shall not entitle any director or employee of Parent or any Sub to severance payments, additional compensation or benefits or acceleration of vesting, payment or funding of any compensation or benefits, other than under the stock option plans of Parent. Except as set forth in Part 4.02(j) of the Parent Disclosure Letter, neither Parent nor any Sub has any liability for providing post-retirement welfare benefits other than those provided by a Multiemployer Plan.

            (k) Taxes. Except as set forth in Part 4.02(k) of the Parent Disclosure Letter, (i) Parent has timely filed all Tax Returns and reports required to be filed by it, and as of the time of filing, each such return was true, complete and correct in all material respects; (ii) Parent has timely paid all Taxes shown to be due on such Tax Returns and all other Taxes currently due and payable; (iii) the Parent Financial Statements reflect an adequate reserve (other than a reserve for deferred income taxes established to reflect differences between book basis and tax basis of assets and liabilities) for all Taxes payable by Parent for all taxable periods and portions thereof through the date of the Parent Financial Statements; (iv) no material deficiencies for any Taxes have been proposed, asserted or assessed against Parent, and no requests for waivers of the time to assess any such Taxes are pending; (v) the Federal income Tax Returns of Parent and each of its Subsidiaries have been examined by and settled with the IRS and are not subject to audit for all years through 1995; (vi) all assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully and timely paid; (vii) there are no Encumbrances for Taxes (other than for current taxes not yet due and payable) on the assets of Parent; (viii) no Federal or state income Tax Returns of Parent with respect to a taxable period beginning on or after January 1, 1996 have ever been (and no such returns are currently being) examined by the IRS or any state taxing authority; and (ix) Parent is not bound by any agreement or arrangement with respect to Taxes.

            (l) Compliance With Legal Requirements; Governmental
      Authorizations.

                  (i) Except as set forth in Part 4.02(l) of the Parent Disclosure Letter and without reference to any matters covered by
      Section 4.02(m):

                        (a) To the Knowledge of Parent, each of Parent and
            its Subsidiaries is in compliance in all material respects with each Legal Requirement applicable to it or to the conduct of its business or the ownership or use of any of its assets; and

                        (b) None of Parent or its Subsidiaries has received
            any notice or other communication from any Governmental Body or any other Person regarding any violation of, or failure to comply with, any Legal Requirement in any material respect, which is outstanding or unresolved as of the date hereof.

                  (ii) Each material Governmental Authorization held by Parent or its Subsidiaries is valid and in full force and effect. Except as set forth in Part 4.02(l) of the Parent Disclosure Letter:

                        (a) to the Knowledge of Parent, each of Parent and
            its Subsidiaries is in compliance in all material respects with all of the terms and requirements of each Governmental Authorization held by it;

                        (b) none of Parent or its Subsidiaries has
            received, at any time, any written notice or other written communication from any Governmental Body regarding (A) any violation of or failure to comply with any term or requirement of any Governmental Authorization in any material respect, or
            (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization, which is outstanding or unresolved as of the date hereof; and

                        (c) all applications required to have been filed
            for the renewal of the material Governmental Authorizations of Parent or its Subsidiaries have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

      Parent and its Subsidiaries have all of the material Governmental Authorizations necessary to permit Parent and its Subsidiaries to lawfully conduct and operate (and propose to conduct and operate) their businesses in the manner they currently conduct and operate (and propose to conduct and operate) such businesses and to permit Parent and its Subsidiaries to own and use their assets in the manner in which they currently own and use (and propose to own and use) such assets.

            (m) Environmental Matters. Except as set forth in Part 4.02(m) of the Parent Disclosure:

                  (i) To the Knowledge of Parent, Parent and its Subsidiaries are in compliance in all material respects with Environmental Law. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has received any written communication from (i) any Governmental Body or (ii) the current or prior owner or operator of any property, of any actual or potential violation of any Environmental Law. To the Knowledge of Parent, there is no pending or Threatened litigation against Parent or its Subsidiaries brought by a private citizen acting in the public interest pursuant to any applicable Environmental Law.

                  (ii) There are no pending or, to the Knowledge of Parent, Threatened claims or Encumbrances resulting from or arising under or pursuant to any Environmental Law, with respect to or affecting any properties and assets (whether real, personal, or mixed) in which Parent or its Subsidiaries has or had an interest.

                  (iii) To the Knowledge of Parent, there has been no Release or Threatened Release nor are Hazardous Materials present on or in the Environment at the properties at which Parent or its Subsidiaries currently or formerly operated in amounts or locations in violation of applicable Environmental Law nor has Parent or its Subsidiaries permitted or conducted its operations at any property except in compliance in all material respects with applicable Environmental Laws.

                  (iv) To the Knowledge of Parent, Parent has delivered to D Corp. true and complete copies and results of any reports, studies, analyses, tests, or monitoring currently in the possession of Parent or its Subsidiaries provided by Parent or its Subsidiaries to any Governmental Authority concerning compliance by Parent or its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

            (n) Acquisition Matters. To the Knowledge of Parent and except as set forth in Part 4.02(n) of the Parent Disclosure Letter, there is no claim by any party to any acquisition transaction with Parent or any of its Subsidiaries which constitutes a material unrecorded liability of Parent or its Subsidiaries.

            (o) No Undisclosed Liabilities. To the knowledge of Parent, except as set forth in Part 4.02(o) of the Parent Disclosure Letter or as otherwise disclosed pursuant to the Parent Disclosure Letter, Parent has no material liabilities or obligations of any nature (whether known or unknown) and whether absolute, accrued, contingent, or otherwise.

      SECTION 4.03. Acknowledgment. Parent and Subs acknowledge and agree that (a) the representations and warranties set forth in Section 4.01 are the only representations, warranties or other assurances of any kind given by or on behalf of D Corp. or the Companies and on which Parent and the Subs are relying in entering into this Agreement; (b) as of the date of this Agreement Parent is not aware of any matter which constitutes a breach by D Corp. of its representations and warranties in Section 4.01, and (c) no other statement, promise, forecast or projection made by or on behalf of
D. Corp. or the Merger Companies or any of their Representatives may form the basis of, or be pleaded in connection with, any claim by Parent or Subs under or in connection with this Agreement. D Corp. acknowledges and agrees that (a) the representation and warranties set forth in Section 4.02 are the only representations, warranties or other assurances of any kind given by or on behalf of Parent and on which D Corp. is relying in entering into this Agreement; and (b) as of the date of this Agreement, D Corp. is not aware of any matter which constitutes a breach by Parent of its representations and warranties in Section 4.02; and (c) no other statement, promise, forecast or projection made by or on behalf of Parent or any of its Representatives may form the basis of, or be pleaded in connection with, any claim by D. Corp. or Subs under or in connection with this Agreement.


                                 ARTICLE V

                 Covenants Relating to Conduct of Business

      SECTION 5.01. Conduct of Business. (a) Ordinary Course. During the period from the date of this Agreement to the Effective Time of the Mergers, D Corp. shall cause the Merger Companies to, and the Merger Companies shall, carry on their respective businesses in the Ordinary Course of Business and, to the extent consistent therewith, use Best Efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, without the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time of the Mergers, D Corp. shall cause the Merger Companies not to, and the Merger Companies shall not:

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of their capital stock, (y) split, combine or reclassify any of their capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Merger Companies or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge or otherwise encumber any shares of their capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                  (iii)  amend their Organizational Documents;

                  (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Merger Companies, except purchases of inventory in the Ordinary Course of Business consistent with past practice or materials or services required for the start of the Merger Companies' race meet;

                  (v) (A) grant to any employee, officer or director of the Merger Companies any increase in compensation, other than as contemplated by the 2000 budget of A Corp. heretofore provided by D Corp. to Parent, (B) grant to any employee, officer or director of the Merger Companies any increase in severance or termination pay,
      (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such employee, officer or director,
      (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Benefit Plan, except as otherwise provided for by Section 6.14 of this Agreement or (E) take any action to accelerate any material rights or benefits, or make any material determinations under any collective bargaining agreement or Benefit Plan, except as otherwise required by applicable law or regulation;

                  (vi) make any change in accounting methods, principles or practices affecting the reported consolidated assets, liabilities or results of operations of the Merger Companies, except insofar as may have been required by a change in GAAP or other applicable laws or regulations;

                  (vii) sell, lease, mortgage or otherwise encumber or subject to any Encumbrance or otherwise dispose of any of properties or assets of the Merger Companies having a fair market value in excess of $25,000;

                  (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Merger Companies, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Merger Companies;

                  (ix) make or agree to make any new capital expenditure or expenditures which, in the aggregate, are in excess of $50,000;

                  (x) inconsistent with prior practices, make any Tax election, amend any Tax Return or settle or compromise any Tax liability or refund;

                  (xi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise),other than those incurred in the Ordinary Course of Business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Merger Companies is a party;

                  (xii) except as part of the Transactions as contemplated by this Agreement, enter into any transaction, agreement, arrangement or understanding with D Corp. or any of its affiliates; or

                  (xiii) authorize any of, or commit or agree to take any of, the foregoing actions or take any action which would be prohibited by Section 4.01(p).

      Notwithstanding the foregoing or any other provision contained in this Agreement to the contrary, A Corp. may distribute to D Corp. (i) the issued and outstanding stock of T Club, and (ii) the assets referenced in
Part 5.01(a) of the D Corp. Disclosure Letter. Upon distribution to D Corp. of the assets referenced in (ii), D Corp. may then transfer such assets to a third party.

      (b) Other Actions. D Corp. shall not, and D Corp. shall cause the Merger Companies not to, take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of D Corp. set forth in this Agreement becoming untrue.

      (c) Continuation of Insurance. D Corp. shall use its Best Efforts to keep in effect until the Effective Time all insurance policies to which any Merger Company is a party or that provides coverage to any Merger Company as of the date hereof.

      (d) Advice of Proceedings. D Corp. and each of the Merger Companies shall promptly advise Parent orally and in writing if any of the Merger Companies shall become subject to any material Order or material Proceeding or become aware of any Threatened material claim.

      (e) Certain Actions by Parent. During the period of time from the date of this Agreement until the Effective Time of the Mergers, Parent shall not, and shall not permit any of its Subsidiaries to:

                  (i) (x) declare, set aside or pay any extraordinary
            dividends on, or make any other extraordinary distributions in respect of, any of Parent's capital stock or (y) split, combine or reclassify any of Parent's capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution of shares of Parent's capital stock other than under Parent's rights plan;

                  (ii) except pursuant to the employee compensation plans
            of Parent, the rights plan of Parent or the principal credit facility of Parent with respect to the pledge of the shares of Parent's Subsidiaries, issue, deliver, sell, pledge or otherwise encumber any shares of Parent or its Subsidiaries;

                  (iii) amend the Organization Documents of Parent;

                  (iv) acquire or agree to acquire (x) by merging or
            consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any material business or any material corporation, partnership, joint venture, association of other business organization or material division thereof or(y) any assets that are material individually or in the aggregate to Parent, except purchases of assets in the Ordinary Course of Business consistent with past practice;

                  (v) make any material change in accounting methods,
            principles or practices affecting the reported consolidated assets, liabilities or results of operation of Parent, except insofar as may have been required by a change in GAAP or other applicable laws or regulations;

                  (vi) sell, transfer or otherwise dispose of any of its
            assets out of the Ordinary Course of Business unless it receives consideration equal to the fair market value of such assets (as determined in good faith by the board of directors of Parent) and except for the pending sale of a portion of Parent's interest in Hoosier Park, L.P.; or

                  (vii) authorize any of, or commit or agree to take any of, the foregoing actions.

      (f) Prior to the Effective Time of the Mergers, D Corp. shall not revoke the Qualified Subchapter S Subsidiary elections of A Corp., A Management Corp. and T Club under Treas. Reg. Section 1.1361-3(b) of the IRC or terminate its Subchapter S election under Treas. Reg.
Section1.1362-2 of the IRC.

      SECTION 5.02. No Negotiation or Solicitation. Until such time, if any, as this Agreement is terminated pursuant to Article VIII, D Corp. will not, and will cause each Merger Company and each of their Representatives not to, directly or indirectly, solicit, initiate, or encourage any inquires or proposals from, discuss or negotiate with, or provide any non-public information to, any Person (other than Parent) relating to any transaction involving the sale of the business or the assets (other than in the Ordinary Course of Business) of any Merger Company, or any of the capital stock of any Merger Company, or any merger, consolidation, business combination, or similar transaction involving the change in control of any Merger Company.


                                 ARTICLE VI

                           Additional Agreements

      SECTION 6.01. Preparation of Proxy Materials. (a) As soon as practicable following the execution of this Agreement, Parent will prepare and file with the SEC a preliminary Proxy Statement and Proxy (the "Proxy Materials"). Parent will use its Best Efforts to respond to any comments of the SEC or its staff concerning the Proxy Materials and to cause the Proxy Statement to be mailed to the Parent's shareholders as promptly as practicable after such filing. Parent will notify D Corp. promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Materials or for additional information and will supply D Corp. with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Materials or the Mergers. If at any time prior to the approval of the issuance of shares of Parent Common Stock pursuant to this Agreement by Parent's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Materials, Parent will promptly prepare and mail to its shareholders such an amendment or supplement. Parent will not mail any Proxy Materials or any amendment or supplement thereto without two (2) days prior notice to D Corp. or if D Corp. reasonably objects thereto. Each of D Corp., the Companies, Parent and Subs agrees promptly to correct any information provided by it for use in the Proxy Materials if and to the extent that such information shall have become false or misleading in any material respect, and Parent further agrees to take all steps necessary to amend or supplement the Proxy Materials and to cause the Proxy Materials as so amended or supplemented to be filed with the SEC and the Proxy Materials to be disseminated to Parents stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent agrees to provide D Corp. and its counsel copies of any written comments Parent or its counsel may receive from the SEC or its staff with respect to the Proxy Materials promptly after the receipt of such comments. D Corp. and the Merger Companies will cooperate with Parent in connection with the matters described in this Section.

      (b) Subject to any necessary SEC approvals of the Proxy Materials, Parent will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of approving the issuance of shares of Parent Common Stock pursuant to this Agreement and the Transactions. Parent will, through its Board of Directors, recommend to its shareholders approval of the issuance of shares of Parent Common Stock pursuant to this Agreement and the Transactions. Notwithstanding the foregoing, the Board of Directors of Parent, to the extent required by the fiduciary obligations thereof, as determined in good faith by a majority of the members based on the advice of outside counsel, may withdraw or modify its approval or recommendation; provided that no such withdrawal or modification shall be permissible under this provision (i) because of a change in the trading price of the Parent Common Stock, or (ii) because of any change or effect that is adverse to the business, prospects, assets, condition (financial or otherwise) or results of operations of the Merger Companies, taken as a whole, which does not constitute a Material Adverse Effect. Within ten (10) business days after the date hereof, Parent shall obtain from its directors listed on Exhibit B to this Agreement (the "Designated Directors") voting agreements in substantially the form of Exhibit C to this Agreement (the "Voting Agreements").

      Parent's obligations under this Section 6.01 are not qualified by the condition in Section 7.01(a), and failure of Parent to comply with its obligations under this Section 6.01 shall give D Corp. the right to assert a claim under Section 10.03.

      SECTION 6.02. Access to Information; Confidentiality. D Corp. shall cause the Merger Companies to, and the Merger Companies, shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisers and other Representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Merger Companies shall furnish promptly to Parent all other information concerning their business, properties and personnel as Parent may reasonably request. Parent shall afford to D Corp. and to D Corp.'s officers, employees, accountants, counsel, financial advisors and other Representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all its properties, books, contracts, commitments, personnel and records and, during such period, Parent shall furnish promptly to D Corp. all other information governing its business, properties and personnel as D Corp. may reasonably request. All such information shall be held in accordance with the confidentiality agreement (the "Confidentiality Agreement") dated September 15, 1999, as amended.

      SECTION 6.03. Reasonable Efforts; Notification. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Bodies (including the racing regulators referenced in Section 7.01(e)) and the making of all necessary notifications, registrations and filings (including filings with Governmental Bodies, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Body including those referenced in Section 7.01(e) hereof, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, and (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed.

      SECTION 6.04. Rights Agreement. (a) The Board of Directors of Parent shall amend its Rights Agreement in order to provide that D Corp. shall not be an acquiring person under the rights plan solely by virtue of the Mergers and the other Transactions.

      SECTION 6.05. Fees and Expenses. (a) All fees and expenses incurred in connection with the Mergers, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated. Any real estate appraisal fees in connection with subdividing the property as contemplated by Section 7.01(d) shall be borne 50% by each of D Corp. and Parent.

      (b) For purposes of this Agreement, the term "Expenses" shall mean, with respect to a party hereto, all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of such party or any of its affiliates in connection with the Mergers or the consummation of any of the Transactions, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to such party or any or its affiliates and all fees and expenses of banks, investment banking firms and other financial institutions and their respective counsel, accountants and agents in connection with arranging or providing financing (collectively, the "Expenses").

      SECTION 6.06. Public Announcements. Parent and Subs, on the one hand, and D Corp. and the Merger Companies, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, including the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations imposed by the Nasdaq Stock Market. The parties agree that (a) the initial press release to be issued with respect to the Transactions is set forth in Exhibit D to this Agreement, and (b) the Parent shall be entitled to prepare (in its sole discretion) and file reports on Form 8-K with the SEC pursuant to the Exchange Act concerning the amendment to its rights plan and the announcement of the Transactions and a subsequent report on Form 8-K describing this Agreement and the Mergers and file the Operative Agreements as exhibits to such Form 8-K.

      SECTION 6.07. Transfer Taxes. D Corp. shall pay any state, local, foreign or provincial sales, use, real property transfer, stock, transfer, stock or similar tax (including any interest or penalties with respect thereto) payable in connection with the consummation of the Transactions (collectively, the "Transfer Taxes"). Parent agrees to cooperate with D Corp. in the filing of any returns with respect to the Transfer Taxes.

      SECTION 6.08. Management Agreement. Contemporaneously with the execution of this Agreement, A Corp. and Churchill Downs Management Company shall enter into a management agreement to be effective only after expiration or earlier termination of the waiting period under the HSR Act.

      SECTION 6.09. Funding. D Corp. agrees to consider providing Parent and its Affiliates with funding in an amount up to $15,000,000. Accordingly, if requested by Parent, D Corp. will discuss with Parent an investment of such funds in Parent and the terms and conditions of such investment; provided, however, that D Corp. shall have no obligation to provide such funds. If D Corp. in its sole and absolute discretion decides to provide such funds, they shall be provided only on terms and conditions acceptable to it.

      SECTION 6.10. Tax Allocation of the Merger Consideration and the Contingent Merger Consideration.

            (a) The elections of T Club, A Management Corp., and A Corp. to be taxed as qualified Subchapter S subsidiaries under Section 1361(b)(3)(B) of the IRC, will terminate on the Closing Date. As a result, for federal and state income tax purposes, the Mergers will be treated as (i) deemed taxable sale by D Corp. of all assets of T Club (the "T Club Acquired Assets"), (ii) a deemed taxable sale by D Corp. of all of the assets of A Management Corp. (the "A Management Corp. Acquired Assets"), and (iii) a deemed taxable sale by D Corp. of all of the assets of A Corp. (the "A Corp. Acquired Assets").

            (b) D Corp. and Parent shall cooperate in good faith to agree on the selection of an appraisal firm to value, as of the Closing Date, the T Club Acquired Assets, the A Management Corp. Acquired Assets and the A Corp. Acquired Assets, and the Merger Consideration and the Contingent Merger Consideration. Such appraisals, absent manifest error, shall be used by, and shall be binding on, both D Corp. and Parent for purposes of preparing the Allocation Schedules (as defined in Section 6.10(c)) and for purposes of the post-closing adjustment of the Merger Consideration pursuant to Section 3.03.

            (c) Parent and D Corp. agree that for federal and state income tax purposes (i) the fair market value of the Adjusted T Club Merger Consideration received by D Corp. in the deemed sale of the T Club Acquired Assets shall be allocated among the T Club Acquired Assets in accordance with a schedule (the "T Club Allocation Schedule"),
      (ii) the fair market value of the Adjusted A Management Corp. Merger Consideration received by D Corp. in the deemed sale of the A Management Corp. Acquired Assets shall be allocated among the A Management Corp. Acquired Assets in accordance with a schedule (the "A Management Corp. Allocation Schedule"), and (iii) the fair market value of the Adjusted A Corp. Merger Consideration and the Contingent Merger Consideration received by D Corp. in the deemed sale of the A Corp. Acquired Assets shall be allocated among the A Corp. Acquired Assets in accordance with the methodology set forth on a schedule in the form of Exhibit E attached hereto (the "A Corp. Allocation Schedule," and together with the T Club Allocation Schedule and the A Management Corp. Allocation Schedule, the "Allocation Schedules"). Each of the Allocation Schedules shall be agreed by the parties and executed and delivered to each other not later than 30 days after the Closing Date. The Allocation Schedules shall comply with the requirements of Section 1060 of the IRC and the Treasury Regulations promulgated thereunder and will reflect the respective fair market values, as of the Closing Date, of the T Club acquired Assets, the A Management Corp. Acquired Assets and the A Corp. Acquired Assets as determined by the appraisals undertaken pursuant to Section 6.10(b). Each of the parties shall report the Mergers for federal and state income tax purposes, including without limitation in all Tax Returns prepared and filed by or for such party, in accordance with the allocations set forth in the Allocation Schedules. Parent and D Corp. shall each prepare and file three separate Asset Acquisition Statements on IRS Form 8594 for the deemed sale of the T Club Acquired Assets, the deemed sale of the A Management Corp. Acquired Assets and the deemed sale of the A Corp. Acquired Assets, in each case reflecting such allocations, with their respective federal income Tax Returns for the taxable year that includes the Closing Date. Each of the parties shall give prompt notice to the others of the commencement of any tax audit or the assertion of any proposed deficiency or adjustment by any taxing authority or agency that challenges the allocation set forth in the Allocation Schedules.

      SECTION 6.11. Other Operative Agreements. At the Closing Parent, D Corp. and the Companies, as applicable, shall enter into the other Operative Agreements.

      SECTION 6.12. Retained Assets. The Companies shall transfer to D Corp. the assets contemplated by the last sentence of Section 5.01(a).

      SECTION 6.13.  Employment Matters.

            (a) Parent shall cause the Surviving Corporations to provide
      (1) each employee of the Surviving Corporation (excluding any former employee and the dependent(s) of any former employee), (2) each employee of the Surviving Corporation on a leave of absence or on disability as of the Closing Date; and (3) each former employee of the Merger Companies who, as of the Closing Date, is covered by
      Section 601 et seq. of ERISA or Section 4980B of the IRC ("COBRA Beneficiaries") (collectively, the "Employees") such employee benefits (including without limitation, hospitalization, medical, prescription, dental, disability, salary continuation, retirement, deferred compensation, pre-tax premium payment, vacation, life and accidental death and disability, disability, travel accident, incentive, bonus, supplemental retirement, severance, fringe benefits and other similar benefits) as are provided by Parent to its similarly situated employees or COBRA Beneficiaries. Notwithstanding the foregoing, the Surviving Corporations shall not be required to continue the employment of any particular Employee after the Closing, and the employment of any such Employee may be terminated after the Closing in accordance with the applicable law. For a period of at least one year immediately following the Closing Date, the Surviving Corporations shall take all actions necessary so that the Employees other than COBRA Beneficiaries will receive credit for eligibility and vesting purposes but, except as otherwise provided herein, not for the accrual of benefits, other than vacation, for their periods of service with the Merger Companies and Affiliates prior to the Closing Date under any employee benefit plan, program or arrangement established, maintained, continued or made available by the Surviving Corporations after the Closing in which such Employees are eligible to participate other than under Parent's stock purchase and bonus plans.

            (b) Prior to the Closing Date, A Corp. and D Corp. shall take all action necessary to transfer sponsorship of the A Corp. Salaried Employees Retirement Savings Plan and the A Corp. Hourly Employees Retirement Savings Plan to D Corp. (collectively, the "A Corp. 401(k) Plans") and shall, prior to Closing, provide Parent with any plan amendments, board resolutions or other instruments evidencing such transfer. From and after the Closing Date, D Corp. shall be solely responsible for each of the Pension Plans and shall, in accordance with the procedures set forth in Section 10.08, but without regard to the time limitations of Section 10.04 or to the limitations on amounts set forth in Section 10.05, indemnify and hold the Merger Companies and Parent harmless from any and all liability and/or expense that may arise with respect to any such Pension Plan, including benefit claims by employees or former employees of the Merger Companies under each such Pension Plan. To the extent permitted by law, Parent shall permit each Employee other than a COBRA Beneficiary to roll over his account balance from an A Corp. 401(k) Plan, including without limitation, promissory notes relating to participant loans from such A Corp. 401(k) Plans which are outstanding as of the Closing Date, to a qualified plan maintained by Parent.

            (c) D Corp. shall be responsible for all claims for welfare benefits (except for medical and dental claims) which are incurred prior to the Closing Date by any Employee (or the eligible dependent of any Employee) that are payable under the terms and conditions of any Benefit Plan. The Surviving Corporations shall be responsible (1) for all medical and dental claims incurred by any Employee (or eligible dependent of any Employee) that are payable under the terms and conditions of the Duchossois Industries, Inc. Group Benefits Plan, regardless of whether such claims were incurred before, on or after the Closing Date, and, to the extent such claims are paid by D Corp. pursuant to such Benefit Plan, the Surviving Corporations shall promptly reimburse D Corp. for the amount of such payments, and (2) for other welfare benefits which are incurred from and after the Closing Date by any Employee (or any eligible dependent of any such Employee) that are payable under the terms and conditions of the welfare benefit plans established by the Surviving Corporations with respect to the Employees. For purposes of this Section, a claim for welfare benefits shall be deemed to be incurred: in the case of medical, health or dental benefits, when the medical, health or dental service or supply is provided, and in the case of disability, life insurance and any other welfare benefits, when the event directly giving rise to the claim occurs. A reserve shall be noted on the financial statements of the Merger Companies in the amount of One Hundred Fifty Thousand Dollars ($150,000) to reflect the liability for medical and dental claims of the Employees of the Merger Companies and their eligible dependents. The Surviving Corporations shall recognize such co-payments and deductibles paid by such Employee or dependent under the Plans prior to the Closing Date as are disclosed at Closing by D Corp. and shall not exclude any preexisting conditions of any such Employee or dependent that were not excluded under the Plans immediately prior to the Closing.

            (d) Nothing herein expressed or implied by this Agreement shall confer upon any Employee, or legal representative thereof, any rights or remedies, including, without limitation, any right to employment for any specified period, or any nature or kind whatsoever, under or by reason of this Agreement.

            (e) The Surviving Corporations shall cooperate with D Corp. in providing reasonable access to each Employee's personnel file from and after the Closing Date and shall use their Best Efforts to make such personnel files, or complete copies thereof, available to D Corp. in connection with a legal or regulatory claim, action or sanction concerning D Corp., provided that D Corp. provides reasonable advance notice of its intent to review such files.

            (f) D Corp. and Merger Companies shall take such necessary steps before the Closing as they may determine, and which are reasonably acceptable to Parent upon inspection prior to the Closing, to provide that the Merger Companies will, effective as of or before the Closing, cease to be participating employers in, and no employee of the Merger Companies shall be eligible to participate in, any Benefit Plan.

      SECTION 6.14. Liability Insurance. Parent shall have in effect, as of the effective date of the Management Agreement, general liability insurance coverage for the Merger Companies, which coverage shall be primary as to coverage held by D Corp. or the Merger Companies, in amounts and with such coverages as customarily maintained by Parent on its other operations with respect to the operations of the Companies from and after the effective date of the Management Agreement.

      SECTION 6.15. June 30, 2000 Balance Sheet. As of June 30, 2000 (the "Balance Sheet Date"), the Companies shall close their books in accordance with GAAP consistent with past practices, except for footnote disclosures and normal year-end adjustments. As of the Balance Sheet Date:

            (a) all intercompany accounts between and among the Companies and any Affiliates of the Companies shall be canceled and reflect no amount payable to, or receivable from, such Affiliates;

            (b)   cash on hand shall be the sum of:

                  (i) cash required in the Ordinary Course of Business to operate the cash rooms of the Companies; plus

                  (ii) $951,000, reflecting the balance due after June 30,
            2000 ,with respect to all payments relating to start-up expenses and capital expenditures required to commence racing operations for the year 2000 meet; plus

                  (iii) $1,325,000; and

            (c)   any funded debt of the Companies shall have been repaid.

After the Balance Sheet Date, no funds shall be remitted to D Corp. by the Companies other than as set forth in the following paragraph.

            Commencing July 1, 2000 and continuing through the Closing Date, D Corp. shall provide loans without interest or fees to the Companies to fund the operations of the Companies in the Ordinary Course of Business, which loans shall be repaid to D Corp. without interest or fees by Parent or the Companies not later than the tenth business day following the Closing Date. Such loans shall be recorded on the books and records of the Companies and shall represent bona fide indebtedness of the Companies.

            After the date of the Interim Financials, no change in collections procedures for accounts receivable, or disbursement policies for accounts payable, has or shall occur. Parent shall be entitled to conduct a review of the financial statements as of the Balance Sheet Date, provided that such review or audit shall be conducted at such time and manner as may be mutually agreeable between Parent and D Corp.

      SECTION 6.16. Real Estate Tax Rebates. Parent or the Companies shall pay to D Corp. thirty percent (30%) of any real estate tax refunds or rebates (net of commissions or related attorneys' fees and costs) relating to challenged property tax assessments of the Companies for the periods 1992 through 1997, up to a maximum aggregate payment of $1,000,000. Such payments by Parent to D Corp. shall be made within ten (10) business days of receipt by Parent of any real estate tax refunds or rebates (net of commissions or related attorneys' fees and costs).

      SECTION 6.17. Nevada Matters. In connection with the licensure of the Companies in the State of Nevada, D Corp. will assist Parent in such licensure process, including the provision of information in connection with such process, to the extent reasonably requested by Parent.

      SECTION 6.18. Environmental Matters. D Corp. agrees that it will remain responsible for taking those actions required by applicable Environmental Law to address the following issues following Closing:

            (a) The leaking underground storage tanks reported to the Illinois Environmental Protection Agency at the Arlington
      International Racecourse facility;

            (b) The leaking underground storage tanks reported to the Illinois Environmental Protection Agency at the Quad Cities Downs facility; and

            (c) The limited soil staining at the Arlington International Racecourse and Quad Cities Downs facilities identified in the Reports of Phase I Environmental Site Assessments prepared by Law Engineering and Environmental Services, Inc. dated May 26, 2000.

            (d) Any operating costs incurred by the Companies in excess of those ordinarily incurred related to the presence of radium in the well water on the back side of the main Arlington facility, after a determination has been made by Parent that capital improvements are necessary to remedy such matter (which determination must be made by Parent within one year after the Closing and with notification to D Corp. of such determination), until the earlier of one year after the date of such notification or the date such capital improvements are in place, and with the requirement that D Corp. shall participate in the determination of the actions to be taken which give rise to such operating costs.

The Merger Company agrees to provide D Corp. and its authorized representatives with reasonable access to the Facilities following Closing in order to fulfill these obligations (including, but not limited to, the right to perform environmental sampling and remediation as required by applicable Environmental Law) provided, however, that D Corp. will not unreasonably interfere with the Merger Company's business operations. The Merger Company will reasonably cooperate with D Corp. by executing any documents necessary for D Corp. to fulfill its obligations. D Corp. will promptly provide the Merger Company with copies of any documents received from or sent to Governmental Agencies relating to these matters.


                                ARTICLE VII

                            Conditions Precedent

      SECTION 7.01. Conditions to Each Party's Obligation to Effect the Mergers. The respective obligation of each party to effect the Mergers are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Shareholder Approval. Parent shall have obtained the approval of its shareholders at the Shareholders Meeting.

            (b) HSR Act. The waiting periods (and any extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have expired.

            (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect; provided, however, that each of the parties shall have used its Best Efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

            (d) Lease. A Corp. and D Corp. shall have executed the Lease in substantially the form of Exhibit F (the "Lease") and the real property subject thereto shall have been subdivided from the adjacent real estate of the Surviving Corporations (if required by law) in a manner reasonably acceptable to the parties.

            (e) Racing Board Approvals. The Illinois Racing Board shall have approved the Transactions on terms satisfactory to Parent, in its sole discretion, if the Illinois Racing Board determines such approval is necessary and the Indiana Horse Racing Commission, the California Horse Racing Board and the Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering shall have approved the Transactions on terms satisfactory to Parent, in its sole discretion.

            (f) Stockholders Agreement. The Stockholders Agreement shall be executed by the parties thereto.

            (g) No Litigation. There shall not be pending or Threatened (by a Governmental Body only) any suit, action or proceeding by any Governmental Body or any other Person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a reasonable likelihood of success, (i) involving any challenge to, or seeking material damages or other relief in connection with, any of the Transactions; or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Transactions.

            (h) Rosemont Litigation. There shall not have occurred after the date hereof any material adverse development in the Rosemont litigation, including the matter more particularly styled as Davis Companies, Inc. vs. Emerald Casino et al., N.D. Ill. E. Div., Civil Action No. 99C6822.

      SECTION 7.02. Conditions to Obligations of Parent and Subs. The obligations of Parent and Subs to effect the Mergers are further subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of D Corp. set forth in the Agreement shall be true and correct in all material respects, in each case as of the Closing Date (except for representations and warranties confined to a specified date, which speak only to such date), and Parent shall have received a certificate signed on behalf of D Corp. by an executive officer of D Corp. to such effect.

            (b) Performance of Obligations of D Corp. and the Companies. D Corp. and the Companies shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of D Corp. and the Companies by an executive officer of D Corp. and the Companies to such effect.

            (c) Material Filings and Notices. There shall have been made by D Corp. and the Merger Companies, as applicable, all material filings and notifications required to be made to any Governmental Body in connection with the Mergers, and all material consents, approvals, authorizations and permits required to be obtained by Parent, D Corp., the Merger Companies and their subsidiaries from any Governmental Body at or prior to the Effective Time of the Mergers shall have been obtained.

            (d) Dissenters' Rights. No more than 500,000 shares of Parent's Common Stock shall have dissented to the Transactions; provided that the shares of Parent's Common Stock covered by the Voting Agreements which may have dissented to the Transactions, if any, shall not be included in calculating such 500,000.

            (e) Opinion. Parent shall have received a legal opinion from counsel to D Corp. and the Companies substantially in the form of Exhibit G.

            (f) Liabilities. All intercompany liabilities and long term liabilities of the Merger Companies shall have been paid or released by D Corp.

            (g) Change. There shall not have been a Material Adverse Change in the Merger Companies.

            (h) Survey. Parent shall have received a current survey of the main track of the Merger Companies, which survey shall not disclose the presence of any encroachments by or upon such property or other matters not disclosed on the survey of such property heretofore delivered by D Corp. to Parent which do or reasonably could materially and adversely affect the Surviving Corporations' use, operation or financing of such property.

      SECTION 7.03. Conditions to Obligation of D Corp. and the Companies. The obligation of D Corp. and the Companies to effect the Mergers are subject to the following conditions:

            (a) Performance of Obligations of Parent and Subs. Parent and Subs shall have performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Closing Date, and D Corp. shall have received a certificate signed on behalf of Parent and Subs by an executive officer of Parent and Subs to such effect.

            (b) Representations and Warranties. The representations and warranties of Parent and Subs set forth in this Agreement shall be true and correct, in all material respects, in each case as of the Closing Date (except for representations and warranties confined to a specified date, which speak only to such date), and D Corp. shall have received a certificate signed on behalf of Parent and Subs by an executive officer of Parent and Subs to such effect.

            (c) Opinions. D Corp. shall have received a legal opinion from counsel to Parent substantially in the form of Exhibit H.

            (d) Change. There shall not have been a Material Adverse Change in Parent.

            (e) Material Filings and Notices. There shall have been made by Parent all material filings and notifications required to be made to any Governmental Body in connection with the Mergers, and all material consents, approvals, authorizations and permits required to be obtained by Parent, D Corp. the Merger Companies and their subsidiaries from any Governmental Body at or prior to the Effective Time of the Mergers shall have been obtained.


                                ARTICLE VIII

                     Termination, Amendment and Waiver

      SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Mergers, whether before or after approval of matters presented in connection with the Mergers by the shareholders of Parent:

            (a) by mutual written consent of Parent, Subs, D Corp. and the Companies;

            (b)  by either Parent or the Companies:

                  (i) if, upon a vote at a duly held Shareholders Meeting (or any adjournment thereof), the approval of Parent's shareholders shall not have been obtained;

                  (ii) if the Mergers are not consummated on or before September 30, 2000 (the "Outside Date"), unless the failure to consummate the Mergers is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Mergers;

                  (iii) if any Governmental Body issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Mergers and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (iv) if any condition to the obligation of such party to consummate the Mergers set forth in Section 7.01 or in Sections 7.02 (in the case of Parent and Subs) or 7.03 (in the case of D Corp. and the Companies) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the terminating party is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement;

            (c) by Parent, if D Corp. or the Companies breach or fail to perform in any material respect any of their representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) cannot be or has not been cured within 30 days after the giving of written notice to D Corp. of such breach (provided that Parent is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement);

            (d) by D Corp. or the Companies, if either Parent or Subs breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b) and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that D Corp. and the Companies are not then in wilful and material breach of any representation, warranty or covenant in this Agreement); or

            (e) by D Corp. or the Companies if any Person (other than Brad Kelley or any director or officer of Parent, including any group thereof with the meaning of Section 13(d) of the Exchange Act) has acquired or proposed to acquire (or publicly announced or otherwise disclosed a bona fide intention to acquire) more than 10% of the issued and outstanding voting securities of Parent, or if Parent has entered into any agreement with any Person with respect to the foregoing.

      SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either D Corp. and the Companies or Parent and Subs, as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Subs, D Corp. or the Companies, other than the provisions of the last sentence of Section 6.02, Section 6.05, and this Section 8.02 and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in the Operative Agreements.

      SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the approval of Parent's shareholders; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time of the Mergers, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties,
(b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

      SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. (a) A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require action by the duly authorized designee of the Board of Directors of a party.

      SECTION 8.06. Termination Fee. If this Agreement is terminated pursuant to the provisions of this Article VIII, other than (i) pursuant to
Section 8.01(c); (ii) due to failure to obtain approval of the Illinois Racing Board as contemplated by Section 7.01(e) solely because of a matter related to D Corp. or the Companies; or (iii) because of failure to obtain approval under the HSR Act, then Parent shall pay to D Corp. a termination fee in the amount of $ 4,000,000.


                                 ARTICLE IX

                             General Provisions

      SECTION 9.01. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)  if to Parent or Subs, to

                  Churchill Downs Incorporated
                  700 Central Avenue
                  Louisville, Kentucky  40208
                  Attention: Chief Financial Officer

                  with a copy to:

                  Churchill Downs Incorporated
                  700 Central Avenue
                  Louisville, Kentucky  40208
                  Attention:  General Counsel

                  (b)  if to D Corp. or the Companies, to

                  Duchossois Industries, Inc.
                  845 Larch Avenue
                  Elmhurst, Illinois 60126
                  Attention: Corporate Secretary

                  with a copy to:

                  Jones, Day, Reavis and Pogue
                  77 West Wacker
                  Chicago, Illinois 60601
                  Attention: William P. Ritchie

      SECTION 9.02. Interpretation. When a reference is made in this Agreement to a Section, Exhibit, the D Corp. Disclosure Letter, or the Parent Disclosure Letter such reference shall be to a Section of, or an Exhibit, or the D Corp. Disclosure Letter, or the Parent Disclosure Letter to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      SECTION 9.03. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 9.04. Entire Agreement; No Third-Party Beneficiaries. The Operative Agreements and the Confidentiality Agreement, taken together, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of the Transactions and (b) are not intended to confer upon any person other than the parties any rights or remedies hereunder.

      SECTION 9.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      SECTION 9.06. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      SECTION 9.07. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

      SECTION 9.08. Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out this Agreement.

      SECTION 9.09. Shareholder Action. Execution of this Agreement by D Corp. shall constitute written action by D Corp. pursuant to the CL approving the Mergers as the sole shareholder of the Companies.


                                 ARTICLE X

                         Indemnification; Remedies

      SECTION 10.01. Survival; Right to Indemnification Not Affected By Knowledge. All representations, warranties, covenants, and obligations in this Agreement including in the D Corp. Disclosure Letter and Parent Disclosure Letter will survive the Closing and shall be unaffected by any investigation made by any of the parties hereto.

      SECTION 10.02. Indemnification and Payment of Damages By D Corp. D Corp. shall indemnify and hold harmless Parent, the Merger Companies and their Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (but excluding incidental and consequential damages, which shall include, but not be limited to, damages related to lost profits, revenues or earnings) or expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) whether or not involving a third-party claim (collectively, "Damages"), resulting from:

            (a) any breach of any representation or warranty made by D Corp. in this Agreement (as of the date of this Agreement and as if made as of the Effective Time (except for representations and warranties confined to a specific date, which speak only to such date) );

            (b) any breach by D Corp. or the Companies of any covenant or agreement of D Corp. or the Companies in this Agreement;

            (c) any amounts payable or alleged to be payable by any Merger Company to D Corp.; or

            (d) any claim against any of the Merger Companies asserted between the date hereof and Closing (x) prior to the effective date of the Management Agreement and which involves a claim for more than $50,000, or (y) after the effective date of the Management Agreement which is (i) not covered by general liability insurance, and (ii) involves a claim for more than $50,000; or

            (e) the presence of Hazardous Materials in violation of applicable Environmental Law in groundwater, surface water or soil at the Facilities to the extent existing prior to the Closing Date and not disclosed in the D Corp. Disclosure Letter or at any property to which Hazardous Materials generated by D Corp.'s operations at the Facilities were sent to the extent existing prior to the Closing Date and not disclosed on the D Corp. Disclosure Letter.

      SECTION 10.03. Indemnification and Payment of Damages by Parent. Parent shall indemnify and hold harmless D Corp. and its Representatives, stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of any Damages resulting from (a) any breach of any representation or warranty made by Parent in this Agreement (as of the date of this Agreement and as if made as of the Effective Time (except for representations and warranties confined to a specific date, which speak only to such date)), or and (b) any breach by Parent of any covenant or agreement of Parent in this Agreement.

      SECTION 10.04. Time Limitations. If the Closing occurs, D Corp. will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 4.01(c), 4.01(f), 4.01(g) and 4.01(s), unless on or before two (2) years from the Closing Date Parent notifies D Corp. in writing of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Parent; a claim with respect to Sections 4.01(c) may be made at any time, a claim with respect to Sections 4.01(f) or 4.01(g) may be made within the applicable statute of limitations, a claim for indemnification or reimbursement under Sections 10.02(b) based on any covenant or obligation to be performed and complied with after the Closing Date, Section10.02(c) or (d) may be made at any time, a claim with respect to Section 4.01(s) may be made within four (4) years of the Closing Date, and a claim for indemnification under Section 10.02(e) may be made for ten
(10) years after the Closing Date. If the Closing occurs, Parent will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before two (2) years from the Closing Date D Corp. notifies Parent in writing of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by D Corp.

      SECTION 10.05. Limitations on Amount -- D Corp. D Corp. will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) of Section 10.02 until the total of all Damages with respect to such matters exceeds $575,000; at which point D Corp. shall be liable for all Damages in excess of $100,000 (i.e., Parent shall bear $100,000 of such Damages), but in any event subject to a maximum of $25,000,000. However, this Section 10.05 will not apply to Section 10.02(b), (c), (d) or (e) or to any breach of any of D Corp.'s representations and warranties of which D Corp. had Knowledge at any time prior to the date on which such representation and warranty is made, and D Corp. will be liable for all Damages with respect to such breaches.

      SECTION 10.06. Limitations on Amount -- Parent. Parent will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) of Section 10.03 until the total of all Damages with respect to such matters exceeds $575,000, at which point Parent shall be liable for all damages in excess of $100,000 (i.e., D Corp. shall bear $100,000 of such Damages), but in any event subject to a maximum of $25,000,000. However, this Section 10.06 will not apply to Section 10.03(b) or to any breach of any of Parent's representations and warranties of which Parent had Knowledge at any time prior to the date on which such representation and warranty is made and Parent will be liable for all Damages with respect to such breaches.

      SECTION 10.07. Right of Set-Off. Parent may set off any amount to which it may have been determined by a final, non appealable judgment to be entitled to under this Article X and for which D Corp. has failed to make payment after demand by Parent, against amounts otherwise payable by A Corp. pursuant to the Lease. The exercise of such right of set-off by Parent will not constitute a breach of this Agreement or the Lease. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Parent in any manner in the enforcement of any other remedies that may be available to it.

      SECTION 10.08.  Procedure for Indemnification -- Third Party Claims.

            (a) Promptly after receipt by an indemnified party under
      Section 10.02 or Section 10.03 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

            (b) If any Proceeding referred to in Section 10.08(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding, in which case the indemnified party may retain its own counsel and be reimbursed for its expenses incurred in connection therewith pursuant to this Article X), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article X for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation and except as provided above. If the indemnifying party assumes the defense of a Proceeding,
      (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements by an indemnified person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by or other determination binding solely on the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within fifteen (15) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any reasonable compromise or settlement effected by the indemnified party.

            (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

      SECTION 10.09. Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

      SECTION 10.10. Insurance and Tax Benefit; Reserve. The amount of Damages subject to indemnification under this Article X shall be reduced by
(i) the amount, if any, which the indemnified party receives under any insurance policy with respect to such Damages and the indemnified party will, in good faith, pursue claims for insurance proceeds to which it is entitled; (ii) the amount, if any, of the present value of any tax benefit which the indemnified party may receive or otherwise enjoy with respect to the matter which gave rise to the Damages; and (iii) the amount, if any, of any specific designated reserve or accrued liabilities provided for in the Financial Statements in respect of the subject matter of the claim for indemnification.

      SECTION 10.11. Exclusive Remedy. In the absence of fraud or intentional misrepresentation, an indemnified party's rights under this
Article X shall be its sole and exclusive remedy for Damages arising from any breach or noncompliance with any term of this Agreement by the parties hereto. Except as provided in the previous sentence, the parties hereby waive, release and discharge forever each other from all liabilities (including, but not limited to, Environmental, Health, and Safety Liabilities), whether known or unknown, and any right of contribution and/or indemnity the party may have under applicable law, including, but not limited to, Environmental Law. The provisions of this Section 10.11 shall be absolute and continuing and shall survive the Closing.

      SECTION 10.12. Subrogation. To the extent that any indemnified party has the right to recover the amount of (or part of the amount of) any claims such indemnified party may seek to assert against an indemnifying party pursuant to Article X by way of a claim against any third party on the basis of the same or substantially similar facts or circumstances as gave rise to the claim against the indemnifying party, the indemnified party shall cause the indemnifying party to be subrogated to the indemnified party in respect of its claim against any such third party. In such case the indemnifying party shall be entitled to conduct in the name of the indemnified party any claim, action, suit or other proceeding against that third party and the indemnified party shall make available or cause its Affiliates to make available to the indemnifying party such persons and all such information or materials as the indemnifying party may reasonably require for pursuing the claim against such third party, subject to reimbursement for out of pocket expenses related thereto and without unreasonable disruption of the business or operations of the indemnified party.

      SECTION 10.13. Limitation on Damages. Notwithstanding any other provision of this Agreement, D Corp. shall have no indemnification obligation for breaches of representations and warranties contained in
Section 4.01(s) pursuant to Section 10.02(a) and with respect to Section 10.02(e) and Parent shall have no indemnification obligation pursuant to
Section 10.03:

            (a) For Damages relating to or involving capital expenditures or operational changes to the Facilities resulting from alleged violations of Environmental Law prior to the Closing Dates; provided, however, that nothing in this Section 10.13(a) shall be interpreted to limit the Indemnified Parties' rights pursuant to Section 10.02(e); or

            (b) For Damages resulting from, arising out of, or caused by
      (i) the failure of the Indemnified Parties to use the Facilities (other than in the Ordinary Course of Business) in a manner that would avoid giving rise to an indemnification claim against D Corp.;
      (ii) any testing, analysis or monitoring of the Environment at the Facilities conducted, permitted or authorized by any Indemnified Party; (iii) the failure of the Indemnified Parties to refrain from advocating or seeking the performance of any testing, analysis or monitoring of the Environment by any third party at the Facilities; or (iv) the Indemnified Parties taking any voluntary or discretionary action to accelerate the timing or increase the cost of any indemnification obligation of D Corp. under this Agreement; provided, however, that nothing in this Section 10.13(b) shall be interpreted to limit the Indemnified Parties' right to do testing, monitoring, or analysis that is required by applicable Environmental Laws.


                          [END OF TEXT OF AGREEMENT]



      IN WITNESS WHEREOF, Parent, Subs, D Corp. and the Companies have caused this Agreement to be signed by their respective officers, thereunto duly authorized, all as of the date first written above.


                                    CHURCHILL DOWNS INCORPORATED


                                    By:   __________________________________
                                    Title:__________________________________


                                    A. ACQUISITION CORP.


                                    By:   __________________________________
                                    Title:__________________________________


                                    A. MANAGEMENT ACQUISITION CORP.


                                    By:   __________________________________
                                    Title:__________________________________


                                    T. CLUB ACQUISITION CORP.


                                    By:   __________________________________
                                    Title:__________________________________


                                    ARLINGTON INTERNATIONAL RACECOURSE, INC.


                                    By:   __________________________________
                                    Title:__________________________________


                                    ARLINGTON MANAGEMENT SERVICES, INC.


                                    By:   __________________________________
                                    Title:__________________________________


                                    TURF CLUB OF ILLINOIS, INC.


                                    By:   __________________________________
                                    Title:__________________________________


                                    DUCHOSSOIS INDUSTRIES, INC.


                                    By:   __________________________________
                                    Title:__________________________________






                                                                  EXHIBIT A

                        FORM OF STOCKHOLDER'S AGREEMENT


            STOCKHOLDER'S AGREEMENT, dated as of _________, 2000, among Churchill Downs Incorporated, a Kentucky corporation (the "Company") and Duchossois Industries, Inc., an Illinois corporation ("D Corp." and together with any other party who executes a counterpart of this Agreement and agrees to be bound by the provisions hereof, the "Stockholder").

            WHEREAS, the Stockholder and the Company have executed an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June ___, 2000, pursuant to which the Company will acquire Arlington International Racecourse, Inc. ("A Corp."), an Illinois corporation, Arlington Management Services, Inc. ("A Management Corp."), an Illinois corporation and Turf Club of Illinois, Inc. ("T Club Corp."), an Illinois corporation (each of A Corp., A Management Corp. and T Club Corp. being wholly owned subsidiaries of D Corp.), and in partial consideration therefor, the Company will issue to the Stockholder, and such other designee or designees of the Stockholder who may execute a counterpart of this Agreement and agree to be bound by the provisions hereof, up to 4,400,000 shares of the Company's common stock, no par value (the "Common Stock"), some of which may be issued upon the happening of certain events specified in the Merger Agreement (the Common Stock acquired by the Stockholder pursuant to the Merger Agreement, together with any equity securities of the Company acquired by the Stockholder during the Agreement Period (as hereinafter defined), are sometimes collectively referred to herein as the "Shares"), subject to the terms and conditions of the Merger Agreement and this Agreement; and

            WHEREAS, capitalized terms not otherwise defined herein shall have the meanings given them in the Merger Agreement;

            NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Merger Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

            Section 1. The Company's Representations and Warranties.

            The Company represents and warrants to the Stockholder as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky;

                  (b) The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  (c) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings thereof may be brought; and

                  (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under, the Organizational Documents of the Company, any law, rule or regulation or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which the Company is a party or by which the Company or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any federal, state, local or foreign court, administrative agency or governmental or regulatory authority or body (each, an "Authority") to which the Company or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would impair the ability of the Company to perform its obligations hereunder.

            Section 2. The Stockholder's Representations and Warranties.

            The Stockholder represents and warrants to the Company as follows:

                  (a) The Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois;

                  (b) The Stockholder has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                  (c) This Agreement has been duly and validly authorized, executed and delivered by the Stockholder, and constitutes a legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought;

                  (d) Except for 15,000 shares of Common Stock owned by Mr. Richard Duchossois, neither the Stockholder nor any of its Affiliates (for the purposes of this Agreement, the term "Affiliates" shall be defined as such term is defined on the date hereof under the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act")), beneficially owns any equity securities of the Company entitled to vote at any meeting of stockholders of the Company ("Voting Securities" which, for purposes of this Agreement, shall be deemed to be outstanding only if actually entitled to vote at the time the calculation of outstanding Voting Securities is to be made) and, except for the rights to acquire Shares pursuant to the Merger Agreement, does not possess any rights to acquire any Voting Securities;

                  (e) The Stockholder is an "accredited investor" within the meaning of Regulation D under the Securities Act and it is acquiring the Shares of its own account and not with a view to the public distribution thereof; and

                  (f) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under, the Organizational Documents of the Stockholder, any law, rule or regulation, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which the Stockholder is a party or by which the Stockholder or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which the Stockholder or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would impair the ability of the Stockholder to perform its obligations hereunder.

            Section 3. Covenants and Agreements of the Stockholder.

                  (a) During the Agreement Period (as defined below), except (w) in connection with the consummation of the transactions contemplated by the Merger Agreement, (x) by way of stock dividend, stock split, reorganization, recapitalization, merger, consolidation or other like distributions made available to holders of Common Stock generally, (y) as specifically permitted by the terms of this Agreement or (z) pursuant to the terms of any director's stock option, stock purchase or other similar plans, if any, the Stockholder will not, and will cause each of its Affiliates not to, acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, or exercise any attribute of beneficial ownership (as defined on the date hereof in Rule 13d-3 of the Commission under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) with respect to, any Voting Securities of the Company, or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Voting Securities of the Company. The term "Agreement Period" means the period beginning on the date hereof (such date being referred to herein as the "Closing Date") and ending on the occurrence of any of the following: (i) on or after the tenth anniversary hereof but prior to the fifteenth anniversary hereof, the date on which the Stockholder beneficially owns less than 10% of the then outstanding Voting Securities; (ii) on or after the fifteenth anniversary hereof but prior to the twentieth anniversary hereof, the date on which the Stockholder beneficially owns less than 15% of the then outstanding Voting Securities; (iii) on or after the twentieth anniversary hereof but prior to the twenty-fifth anniversary hereof, the date on which the Stockholder beneficially owns less than 20% of the then outstanding Voting Securities; and (iv) the thirtieth anniversary hereof.

                  (b) During the Agreement Period, except (i) upon the prior written invitation of the Company or (ii) as otherwise specifically permitted by this Agreement, the Stockholder will not, directly or indirectly, through one or more intermediaries or otherwise, and will cause each of its Affiliates not to, singly or as part of a partnership, limited partnership, syndicate or other group (as those terms are used within the meaning of Section 13(d)(3) of the 1934 Act, which meanings shall apply for all purposes of this Agreement):

                         (i) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the 1934 Act) with respect to any Voting Securities (including by the execution of actions by written consent), become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the 1934 Act) with respect to the Company or seek to advise, encourage or influence any person or entity (except for persons described in Section 5(a) hereof who are otherwise bound by this Agreement) with respect to the voting of any Voting Securities; provided, however, that the Stockholder shall not be prevented hereunder from being a "participant" in support of the management of the Company, by reason of the membership of the Stockholder's designees on the Company's Board of Directors or the inclusion of the Stockholder's designees on the slate of nominees for election to the Board of Directors proposed by the Company;

                         (ii) initiate, propose or otherwise solicit, or participate in the solicitation of, stockholders for the approval of one or more stockholder proposals with respect to the Company as described in Rule 14a-8 under the 1934 Act or knowingly induce any other individual or entity to initiate any stockholder proposal relating to the Company;

                         (iii) form, join or in any way participate in a "group," act in concert with any other person or entity or otherwise take any action or actions which would cause it to be deemed a "person" (for purposes of Section 13(d) of the 1934 Act) (other than to the extent it is a "person" at the time of consummation of the transactions contemplated by the Merger Agreement and this Agreement), with respect to acquiring, disposing of or voting any Voting Securities of the Company, except as may result from transfers permitted by this Agreement;

                         (iv) participate in or encourage the formation of any group which owns or seeks or offers to acquire beneficial ownership of securities of the Company or rights to acquire such securities or which seeks or offers to affect control of the Company or for the purpose of circumventing any provision of this Agreement;

                         (v) solicit, seek or offer to effect, negotiate with or provide any information to any party, other than persons specified in Section 5(a)(ii) and 5(a)(iii) hereof, with respect to, make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of the Company, to any director or officer of the Company or to any other stockholder of the Company with respect to, or otherwise formulate any plan or proposal or make any public announcement, proposal, offer or filing under the 1934 Act, any similar or successor statute or otherwise, or take action to cause the Company to make any such filing, with respect to: (A) any form of business combination or transaction involving the Company (other than transactions contemplated by this Agreement, including, without limitation, giving the Company an Offer pursuant to Section 5(c), or the Merger Agreement) or any Affiliate thereof, including, without limitation, a merger, exchange offer or liquidation of the Company's assets, (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any Affiliate thereof, including, without limitation, a merger, exchange offer or liquidation of the Company's assets, (C) any acquisition or disposition of assets material to the Company, (D) any request to amend, waive or terminate the provisions of this Agreement or (E) any proposal or other statement inconsistent with the terms of this Agreement; provided, however, that the Stockholder and its Affiliates may discuss the affairs and prospects of the Company, the status of the Stockholder's investment in the Company and any of the matters described in clauses (A) through (E) of this paragraph at any time, and from time to time, with the Board of Directors of the Company or any director or executive officer of the Company or any director or executive officer of any subsidiary of the Company and the Stockholder, its Affiliates and any person specified in Section 5(a)(ii) or 5(a)(iii) hereof may discuss any matter, including any of the foregoing, with or among each other, or with its outside legal and financial advisors, if as a result of any such discussions the Stockholder is not required to make, and does not make, any public announcement or filing under the 1934 Act otherwise prohibited by this Agreement as a result thereof;

                         (vi) otherwise act, alone or in concert with others (including by providing financing for another party), to seek or offer to control or influence, in any manner, the management, Board of Directors or policies of the Company; provided, however, that this provision shall not prevent the Stockholder's designees from participating in, or otherwise seeking to affect the outcome of, discussions and votes of the Board of Directors of the Company with respect to matters coming before it; or

                         (vii) knowingly instigate or encourage any third party to take any of the actions enumerated in this Section 3(b).

                  (c) During the Agreement Period, except as permitted by
Section 5(a)(ii) hereof, the Stockholder will not (i) merge with or into, or consolidate or combine with, any other corporation unless (A) the Stockholder is the surviving corporation or the surviving corporation and its Affiliates and any person controlling it agree in writing to be bound by this Agreement and (B) after consummation of the transaction, the surviving corporation and its Affiliates and any person controlling it do not beneficially own equity securities of the Company in excess of the aggregate number of Shares the Stockholder was permitted to own pursuant to this Agreement immediately prior to the consummation of such transaction, or (ii) liquidate, dissolve or otherwise make a distribution of all of its assets to its stockholders unless, after such liquidation or other distribution, each person receiving equity securities of the Company in such liquidation or other distribution and each of such person's Affiliates and each person controlling such person does not beneficially own equity securities of the Company representing 5% or more of the total outstanding equity securities of the Company or agrees to be bound by the provisions of this Agreement.

                  (d) During the Agreement Period, the Stockholder shall be present, in person or by proxy, and without further action hereby agrees that it shall be deemed to be present, at all properly called meetings of stockholders of the Company of which the Stockholder has notice so that all Voting Securities beneficially owned by the Stockholder shall be counted for purposes of determining the presence of a quorum at such meetings. Except as otherwise expressly permitted by this Agreement, during the Agreement Period, all Voting Securities beneficially owned by the Stockholder and its Affiliates shall be voted by the Stockholder and its Affiliates in accordance with the recommendation or direction of the Company's Board of Directors, including, without limitation (i) in all elections of directors of the Company in which the designees of the Stockholder are included in the slate of nominees in accordance with the terms of this Agreement and (ii) on all matters (A) submitted to the vote of stockholders of the Company which have been proposed by any stockholder or stockholders, (B) relating to the compensation or benefits of directors, officers or employees of the Company and (C) relating to matters concerning the continued independent, publicly traded nature of the Company or any potential change in control of the Company (other than the matters set forth in items (V) - (X) below) or concerning federal or state statutes relating to such matters; provided that the Stockholder and its Affiliates may vote the Voting Securities owned by them as the Stockholder determines in its sole discretion with respect to any of the following transactions initiated by the Board of Directors of the Company which are presented at a meeting of stockholders of the Company for their approval (any such transaction being referred to herein as a "Strategic Transaction"): (V) any disposition of the Company (by way of merger, sale of assets or otherwise) or a substantial part of its assets, (W) any recapitalization of the Company (other than a recapitalization for the purpose of forming a holding company or to effect a change in the Company's state of incorporation), including, without limitation, any leveraged buyout of the Company or similar going-private transaction, (X) any liquidation of, or consolidation involving, the Company, (Y) any increase in the Company's authorized shares or (Z) any transaction not otherwise provided for in this paragraph (d) that could reasonably be expected to have a material adverse effect on the Stockholder's investment in the Shares, such as, without limitation, any issuance of Voting Securities requiring approval of the stockholders of the Company pursuant to the rules or regulations of the New York Stock Exchange, any national securities exchange or the Nasdaq Stock Market, as applicable.

            Section 4. The Stockholder's Right to Purchase.

                  (a) If, after the Closing Date, the Company issues any additional Voting Securities (an "Additional Issuance"), except for issuances pursuant to (i) any presently outstanding stock option, warrant, convertible security or other right to purchase shares of any equity securities of the Company, (ii) any benefit plan or other employee or director arrangement, (iii) an employee stock ownership plan not in excess of 15% of the outstanding Voting Securities, (iv) any stock split, stock dividend or similar distribution made available to holders of Common Stock generally or (v) any merger or other acquisition of substantially all of the assets of an operating business (each a "Permitted Issuance"), then the Stockholder shall be entitled to purchase from the Company during the 90-day period following the date on which the Company has given the Stockholder written notice of the occurrence of the Additional Issuance, at the then Market Price of the Shares, that number of shares of Voting Securities equal to the quotient of (1) the difference between (A) the product of (y) the number of shares of Voting Securities owned by the Stockholder immediately prior to the Additional Issuance and (z) the aggregate number of shares to be issued by the Company in the Additional Issuance and (B) the product of (y) the aggregate number of outstanding shares of Voting Securities immediately prior to the Additional Issuance and (z) the number of shares of Voting Securities, if any, issued to the Stockholder and its Affiliates in such Additional Issuance divided by (2) the difference between (A) the aggregate number of outstanding shares of Voting Securities immediately prior to the Additional Issuance and (B) the number of shares of Voting Securities owned by the Stockholder immediately prior to the Additional Issuance; provided, however, that the Stockholder shall not have the right to acquire any shares of Voting Securities pursuant to this Section 4(a) to the extent that the percentage of outstanding Voting Securities the Stockholder would own after the application of this Section 4(a) would exceed the percentage of outstanding Voting Securities owned by the Stockholder immediately prior to the Additional Issuance (without giving effect to any increase in such percentage as a result of any repurchase of Voting Securities by the Company within one year prior to the Additional Issuance); provided further, however, that the Stockholder shall not have the right to acquire any shares of Voting Securities pursuant to this Section 4(a) to the extent that the acquisition of such shares would result in the Stockholder owning more than the applicable Permitted Percentage (as hereinafter defined) of outstanding Voting Securities.

                  (b) The Stockholder may purchase from time to time, in the open market or in privately negotiated transactions, up to an aggregate number of shares of Voting Securities which, when added to the shares of Voting Securities then owned by the Stockholder and its Affiliates, would result in the Stockholder and its Affiliates owning no more than 31% of the then outstanding shares of Voting Securities (such percentage being referred to herein as the "Permitted Percentage"). Without prior approval of the Board of Directors, the Stockholder and its Affiliates may at no time collectively own more than the Permitted Percentage of Voting Securities; provided, however, that the Stockholder and its Affiliates may collectively own more than the Permitted Percentage of Voting Securities without prior approval of the Board of Directors if any repurchase of Voting Securities by the Company results in the Stockholder and its Affiliates collectively owning more than the Permitted Percentage of Voting Securities.

            Section 5. Disposition of Shares and the Company's Right of First Refusal.

                  (a) Except as otherwise provided in this Section 5, during the Agreement Period and subject to the provisions of Section 5(c) hereof, the Stockholder will not sell, transfer, pledge, encumber or dispose of, directly or indirectly, any Shares except:

                         (i) to the Company or in a transaction approved by the Board of Directors of the Company;

                         (ii) to (x) any shareholder, partner, member or other equity holder, or any Affiliate, of the Stockholder, or (y) any beneficiary or settlor of any Stockholder that is a trust or (z) any other Stockholder; provided that any such person in (x) or (y) above agrees to be bound by this Agreement;

                         (iii) in any transaction permitted by Section 3(c);

                         (iv) after the second anniversary of the date hereof and prior to the fifth anniversary of the date hereof, up to 225,000 Shares per year; provided, however, that the right of the Stockholder to transfer Shares pursuant to this Section 5(a)(iv) shall be cumulative (for example, if the Stockholder transfers no Shares in year 3, the Stockholder will be permitted to transfer 450,000 Shares in year 4, consisting of the 225,000 Shares permitted to be transferred in year 3 and the 225,000 Shares permitted to be transferred in year 4); provided further, however, that transfers permitted by Section 5(a)(i), 5(a)(ii), 5(a)(iii), 5(a)(viii) or 5(a)(ix) hereof shall not be counted in the 225,000 Shares per year permitted to be transferred pursuant to this Section 5(a)(iv);

                         (v) after the fifth anniversary of the date hereof, to a person other than the Stockholder or any Affiliate of the Stockholder (a "Third Person") pursuant to Rule 144 under the Securities Act; provided, however, that (A) the Stockholder will use all reasonable efforts to insure that such Third Person and such Third Person's Affiliates, or any group of which such Third Person may be a member does not hold in the aggregate more than 5% (any such Third Person who would hold in excess of such limit being referred to herein as a "Prohibited Holder") of the outstanding Voting Securities after such transaction or (B) such Third Person agrees in writing to be bound by the terms of this Agreement and the Board of Directors of the Company approves such transaction;

                         (vi) after the fifth anniversary of the date hereof, in a valid private placement to a person that (A) the Stockholder reasonably believes after due inquiry would not be a Prohibited Holder following such transaction and obtains a written representation from the purchaser to that effect or (B) agrees in writing to be bound by the terms of this Agreement and the Board of Directors approves such transaction;

                         (vii) after the fifth anniversary of the date hereof and prior to the seventh anniversary of the date hereof, pursuant to an underwritten public offering under the Securities Act in accordance with the terms for registration rights attached hereto as Exhibit A, subject to approval of the Board of Directors (such approval not to be unreasonably withheld), and thereafter pursuant to an underwritten public offering under the Securities Act in accordance with the terms for registration rights attached hereto as Exhibit A, pursuant to which the managing underwriter agrees to effect the sale of the Voting Securities in a manner which will effect a broad distribution thereof and provided that the Stockholder shall use all reasonable efforts to insure that no sales of Voting Securities are made to any Prohibited Holder (other than the underwriters or any selected dealers);

                         (viii)pursuant to any tender or exchange offer made pursuant to Section 14(d) of the 1934 Act by a person with respect to which the Company does not recommend rejection (it being understood that the Stockholder may not tender its Shares pursuant to such tender or exchange offer until the Company has publicly taken a position with respect to such offer or has stated that it will remain neutral or is unable to take a position with respect thereto) in accordance with Rule 14e-2 of the1934 Act, any successor regulation or otherwise; or

                         (ix) to a bona fide financial institution in connection with the grant of a pledge or other encumbrance securing a bona fide loan so long as the pledgee agrees in writing prior to the execution of the pledge that upon any transfer to the pledgee of any Shares upon any foreclosure, such Shares and the pledgee thereof will remain and become subject to the restrictions contained in this Agreement.

The Stockholder shall give the Company notice promptly upon the disposition hereunder of any Shares. Purchases, transfers or other distributions of Shares in violation of the provisions of this Agreement shall be null and void and the Shares subject to such purchase, transfer or other disposition shall remain subject to this Agreement. Notwithstanding anything herein to the contrary, to the extent that any transfer of Shares by the Stockholder pursuant to Section 5(a)(ii), (iii), (iv), (vi) or (ix) jeopardizes any permit or license of the Company under any statute or regulation relating to the horse racing industry, such transfer shall be void and the Company shall be entitled to continue to treat the Stockholder as the owner of such Shares.

                  (b)  [RESERVED]

                  (c) During the Agreement Period, notwithstanding any other provision of this Agreement, any sale, transfer or other disposition of the Shares by the Stockholder permitted by this Agreement shall not be made without first making an offer in writing to sell such Shares to the Company or the directors thereof on a pro rata basis as the Board of Directors of the Company shall determine at the bona fide proposed price per Share (the "Offer Price") or Market Price (as defined in paragraph (d) below), as applicable, and upon such other bona fide terms and conditions upon which the Stockholder proposes to make such sale, transfer or disposition (the "Offer"). Notwithstanding the foregoing, no such Offer by the Stockholder need be made during any calendar year unless and until the Stockholder has transferred or proposes to transfer, pursuant to the terms of this Agreement, an aggregate of more than 150,000 Shares during such calendar year. Upon receipt of such Offer (which shall also set forth the method of payment, the amount and class of Shares to be sold, the identity (if known) of the person or persons to whom the Stockholder proposes to sell, transfer or otherwise dispose of such Shares, the other material terms (to the extent known) upon which such sale is to be made and all other relevant information reasonably requested by the Company), the Company shall have that number of days set forth in the following sentence within which to accept such Offer by delivering a written notice to the Stockholder irrevocably electing to purchase all, but not less than all, of the Shares covered thereby. Subject to Section 5(f), if the Offer is with respect to Shares having an aggregate market value on the date of such notice (a) of less than or equal to $5 million, the Company shall have 10 days to accept such Offer, or (b) greater than $5 million, the Company shall have 20 days to accept such Offer; provided, however, that if the proposed sale is to be made pursuant to a tender or exchange offer, the Company shall have one day less than the number of days remaining before the tender or exchange offer expires to accept such Offer . If the Company elects to accept such Offer, the closing of the purchase pursuant thereto shall occur, with payment in immediately available funds, on the latest of
(i) 20 days after the acceptance by the Company of such Offer, (ii) the closing date provided for in the Offer or (iii) the end of such period of time as the Company and the Stockholder may reasonably require in order to comply with applicable laws and regulations. Transfers pursuant to Section 5(a)(i), 5 (a)(ii), 5(a)(iii) and 5(a)(ix) hereof are not subject to the provisions of this Section 5(c).

                  (d) If the Offer specifies that the Shares are to be sold in the market in a method whereby the price cannot be determined at the time of the making of the Offer (a "Market Sale"), the purchase price for the Shares proposed to be sold shall be equal to the greater of (i) the negotiated price, if any, between the Company and the Stockholder and (ii) the Market Price of such Shares on the date of such Offer. For purposes of this Agreement, the term "Market Price" shall mean the average of the daily Closing Prices of the Shares for the 20 consecutive trading days immediately prior to the date on which the Market Price is to be determined. The "Closing Price" for each day with respect to any securities shall be the last sale price of such securities on the national securities exchange on which such securities are listed and principally traded or, if such securities are not listed on any national securities exchange, as reported by NASDAQ, or, if not so reported by NASDAQ, the average of the high bid and low asked quotations for such securities as reported by the NASD automated quotation system or, if on any such date such securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities mutually selected by the Company and the Stockholder. Market Sales shall be deemed to be for cash.

                  (e) If the purchase price specified in the Offer includes any property other than cash, such purchase price shall be deemed to be the amount of any cash included in the purchase price plus the value
(determined as provided below) of such other property included in such price. The value of any non-cash property shall be determined in the following manner:

                         (i) The value of securities which are publicly traded shall be deemed to be the Market Price of such securities on the date of the Offer; and

                         (ii) The value of any other property shall be determined by an appropriate expert mutually selected by the Company and the Stockholder. The determination of the dollar value of the non-cash consideration at issue by any such expert shall be made promptly (but in no event more than 15 business days after receipt of the Offer) and shall be conclusive and binding on all the parties hereto.

                  (f) The sale, transfer or other disposition to any third party of such Voting Securities shall not be made until such determination referred to in Section 5(e)(ii) has been completed and delivered to all the parties hereto. The Company shall have the later of (i) five business days after the receipt of such determination by the expert referred to in
Section 5(e)(ii) and (ii) the applicable time period set forth in Section 5(c) within which to accept such Offer.

                  (g) If the Company has not exercised its option to purchase the Shares pursuant to the Offer, the Stockholder shall be free, for a period of 60 days (or, if longer, 60 days from the effective date of a registration statement under the Securities Act, if such registration is required) from the date of the Company's rejection of the Offer (which, unless the Company shall have given written notice of its rejection of the Offer, shall be deemed to have occurred on the last day on which the Company could accept the Offer in accordance herewith), to sell all of the Shares proposed to be sold to the third party transferee, subject to the provisions of this Agreement, at a price equal to or greater than the price specified in the Offer and in the manner and on terms no less favorable to the Stockholder than were specified in the Offer. If the Shares are not sold within such 60-day period, they shall again become subject to the procedures provided in this Section 5.

            Section 6. Confidential Information. During the Agreement Period, each party to this Agreement agrees that it will maintain any information provided to it by the other party in confidence and take all reasonable precautions to prevent the inadvertent exposure of Proprietary Information to unauthorized persons. Proprietary Information shall not include any information disclosed by a party that (i) is already known to the other party at the time of its disclosure or becomes known thereafter; provided that such information is not known by such other party to be subject to a confidentiality agreement with, or other obligation of secrecy to, such party or another person, (ii) is or becomes publicly known without breach of any obligation of confidentiality of the other party, (iii) is communicated to a third person with the express written consent of such party, or (iv) is required to be disclosed under compulsion of law or to the other party's regulators or independent auditors.

            Section 7. Legend on Certificates. The Stockholder hereby acknowledges and agrees that each of the certificates representing the Shares held by the Stockholder shall be subject to stop transfer instructions and shall include the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SHARES ARE SUBJECT TO CERTAIN LIMITATIONS ON TRANSFER SET FORTH IN A STOCKHOLDER'S AGREEMENT DATED AS OF _____, 2000 BETWEEN CHURCHILL DOWNS INCORPORATED AND DUCHOSSOIS INDUSTRIES, INC., INCLUDING, BUT NOT LIMITED TO, RESTRICTIONS ON THE SALE, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION TO ANY PERSON AND THAT PERSON'S AFFILIATES OR ANY GROUP THAT PERSON MAY BE A MEMBER OF THAT WOULD HOLD IN THE AGGREGATE MORE THAN 5% OF THE OUTSTANDING VOTING SECURITIES AFTER SUCH TRANSACTION. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF CHURCHILL DOWNS INCORPORATED.

            Within one business day after receipt by the Company of a demand by the Stockholder, the Company agrees to (i) terminate the stop transfer instructions and remove the legend in connection with transfers pursuant to Section 5(a)(v) or 5(a)(vii) of this Agreement, (ii) terminate stop transfer instructions and remove all but the first sentence of the above legend after the Agreement Period or in connection with transfers pursuant to Section 5(a)(i), 5(a)(iv), 5(a)(vi)(A) or 5(a)(viii) and (iii) remove the first sentence of the above legend if the Company is furnished an opinion of counsel reasonably satisfactory to the Company that such Shares may be freely transferred under applicable securities laws.

            Promptly upon the acquisition by the Stockholder of any shares of Voting Securities other than pursuant to the Merger Agreement, the Stockholder shall surrender the certificates representing such Shares to the Company and the Company shall place the last two sentences of the foregoing legend on such certificates and thereafter reissue such certificates to the Stockholder.

            Section 8. Directors Designated by the Stockholder. As promptly as practicable after the date which is one month after the Closing Date, and subject to applicable law, the Company will take or cause to be taken all necessary actions to appoint or elect to the Board of Directors of the Company, and at each annual meeting of the stockholders of the Company following the Closing Date and prior to the end of the Agreement Period, the Company will nominate, or cause to be nominated, for so long as the number of members of the Board of Directors is between twelve (12) and fifteen (15), inclusive, (i) three (3) individuals (the initial three such individuals to be Mr. Richard L. Duchossois, Mr. Craig Duchossois and Mr. Robert L. Fealy) and (ii) following the Fund Payment Date (as defined in the Merger Agreement) four (4) individuals (provided, however, that the number of members of the Board of Directors shall in no event exceed sixteen (16), unless otherwise agreed by the Board of Directors in accordance with the Bylaws of the Company), to be designated by D. Corp (or by Mr. Craig Duchossois if D. Corp no longer exists or ceases to be controlled by Mr. Richard Duchossois, or by the person designated by the holders of the majority of the Shares then outstanding if Mr. Craig Duchossois is unable or unwilling to designate such individuals) on behalf of the Stockholder for election as members of the Board of Directors (which designees shall not include individuals whose membership on the Board of Directors would be a violation of law; the initial designees and subsequent designees shall be individuals of stature and experience consistent with the Stockholder's initial designees, in the reasonable judgment of the Board of Directors), and to nominate one of such designees, at the Stockholder's option, to be appointed by the Board of Directors to each of the Executive Committee and the Compensation Committee of the Board of Directors of the Company; provided, however, that such number of designees shall be increased or reduced, as necessary (but in no event shall such number of designees exceed four (4) for so long as there are no more than sixteen (16) total directors), such that the percentage of the total number of members of the Board of Directors designated by the Stockholder equals the percentage of Voting Securities then beneficially owned by the Stockholder and its Affiliates (rounded down to the nearest whole number). Should the Board of Directors of the Company determine that any such designee of the Stockholder is inappropriate, consistent with the standards set forth in this Section 8, the Stockholder shall be entitled to designate an additional individual for election as a member of the Board of Directors. The members of the Board of Directors of the Company that have been designated by the Stockholder pursuant to this Section 8 shall be allocated as equally as possible among the three classes of the Company's Board of Directors. In the event one or more of the Stockholder's designees resigns or is removed from the Board of Directors of the Company and the Stockholder indicates that the Stockholder does not wish to designate a nominee to fill the vacancy, the Company will take or cause to be taken all necessary actions to reduce the size of the Board of Directors of the Company by the number of designees of the Stockholder not replaced by the Stockholder. Upon the date the Stockholder is no longer entitled to designate nominees for election to the Board of Directors of the Company, the Stockholder shall cause the members of the Board of Directors of the Company that have been designated by the Stockholder to resign from the Board of Directors, effective immediately. For all purposes of this Agreement, whenever action is permitted to be taken by the Stockholder, the Company will be entitled to rely, and shall be fully protected in relying for all purposes on the direction of D Corp. (or of Mr. Craig Duchossois if D Corp. no longer exists or ceases to be controlled by Mr. Richard Duchossois, or of the person designated by the holders of the majority of the Shares then outstanding if Mr. Craig Duchossois is unable or unwilling to so direct).

            Section 9. Covenants of the Company.

                  (a) Issuance of Securities Having Disproportionate Voting Rights. During the Agreement Period, the Company shall not issue Voting Securities having voting rights disproportionately greater than the equity investment in the Company represented by such Voting Securities.

                  (b) For so long as the Stockholder owns Shares which represent more than 3% of the voting power of the Company's then outstanding Voting Securities:

                         (i) the Company, as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, will furnish to the Stockholder statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to paragraph (iii) below of a copy of the Quarterly Report on Form 10-Q (without exhibits unless requested by the Stockholder) of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this paragraph (i);

                         (ii) the Company, as soon as practicable and in any event within 95 days after the end of each fiscal year, will furnish to the Stockholder statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its subsidiaries for such year, and a consolidated balance sheet of the Company and its subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized standing selected by the Company; provided, however, that delivery pursuant to paragraph (iii) below of a copy of the Annual Report on Form 10-K (without exhibits unless requested by the Stockholder) of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this paragraph (ii);

                         (iii) the Company, promptly upon transmission thereof, will furnish to the Stockholder copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all such registration statements (without exhibits) and all such regular and periodic reports as it shall file with the Commission; and

                         (iv) the Company will furnish to the Stockholder such other non-confidential financial data of the Company and its Subsidiaries as the Stockholder may reasonably request.

            Section 10. Exceptions to Restrictions. Notwithstanding anything contained in this Agreement to the contrary, the restrictions set forth in Sections 3(a), 3(c), 3(d) and 5 shall terminate and be of no further force and effect upon the occurrence of any of the following events:

                  (a) (i) At any time, any Third Person (other than the Company, an employee stock ownership plan or other pension, stock bonus or stock incentive plan of the Company or any of its subsidiaries) is or becomes the beneficial owner of, or makes a tender or exchange offer pursuant to Section 14(d) of the 1934 Act with respect to which the Company does not recommend rejection (it being understood that such restrictions shall not be terminated until the Company has publicly taken a position with respect to such offer or has stated that it will remain neutral or is unable to take a position with respect thereto) in accordance with Rule 14e-2 of the 1934 Act, any successor regulation or otherwise for, an amount of Voting Securities greater than one-half of the excess of (A) the number of outstanding Voting Securities over (B) the number of Voting Securities which result from multiplying the number of outstanding Voting Securities by the then Permitted Percentage of Voting Securities, (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof or (iii) at any time any Third Person, by way of ownership of Voting Securities, representation on the Board of Directors of the Company or both, is in fact controlling the operations of the Company; or

                  (b) The Company's Board of Directors determines to effect, or to solicit proposals to effect a Sale of the Company or causes the Company to enter into a definitive agreement providing for the Sale of the Company.

For purposes of this Section 10, a "Sale of the Company" shall mean a merger (other than a merger for the purpose of forming a holding company or to effect a change in the Company's state of incorporation), combination or, in any one or more related transactions, sale of all or substantially all of the Company's assets as a result of which the Directors of the Company immediately prior to such transaction do not represent a majority of the board of directors, or the stockholders of the Company immediately prior to such transaction do not continue to own equity securities representing more than 50% of the vote and of the equity of the Company, of the ultimate controlling corporation following such merger or combination or succeeding to ownership of all or substantially all of the Company's assets.

Notwithstanding anything contained in this Agreement to the contrary, upon the consummation of a Sale of the Company, the restrictions set forth in
Section 3(b) shall terminate and be of no further force and effect.

            Section 11. Affiliates. A person or entity who at any time may be an Affiliate of the Stockholder shall be deemed to be an Affiliate of the Stockholder for purposes of this Agreement while such person is an Affiliate of the Stockholder regardless of whether such person was such an Affiliate on the date hereof.

            Section 12. Specific Performance. Each of the parties hereto recognizes and acknowledges that this Agreement is an integral part of the transactions contemplated in the Merger Agreement, that the Company would not have entered into the Merger Agreement unless this Agreement was executed and that a breach by a party of any covenants or agreements contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and agreements and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

            Section 13. Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of the Stockholder and the Company.

            Section 14. Notices. All notices, requests, demands and other communications required or permitted shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                  (a)  If to the Stockholder, to:




                  (with a copy to:)




or to such other person or address as the Stockholder shall furnish to the Company; provided that if D Corp. no longer exists or ceases to be controlled by Mr. Richard Duchossois, notice shall be deemed given to the Stockholder if given to Mr. Craig Duchossois at [set forth address] or such other address furnished by him to the Company, or, if Mr. Craig Duchossois is unable or has notified the Company that he is unwilling to accept such notices, to a person designated by the holders of a majority of the Shares then outstanding;

                  (b)  If to the Company, to:

                       Robert L. Decker
                       Executive Vice President and
                         Chief Financial Officer
                       700 Central Avenue
                       Louisville, Kentucky 40208

                  (with a copy to:)

                       Rebecca C. Reed
                       Senior Vice President, General
                         Counsel and Secretary
                       700 Central Avenue
                       Louisville, Kentucky 40208

or to such other person or address as the Company shall furnish to the Stockholder in writing.

            All such notices, requests, demands and other communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

            Section 15.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall fail to be in effect only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or of any such provision.

            Section 16. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise provided for or permitted herein neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

            Section 17. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the state of incorporation of the Company, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

            Section 18. All references to specific numbers of shares in this Agreement and in Exhibit A hereto shall be with regard to the capitalization of the Company on the date hereof; in the event of any stock dividend, stock split, reverse stock split or share-for-share exchange or similar event with respect to any of the Company's securities, the references in this Agreement and in Exhibit A hereto shall be considered changed pro tanto.

            Section 19. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Section 20. Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

            Section 21. Entire Agreement. This Agreement, the Merger Agreement, the Operative Agreements and the Confidentiality Agreement set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, except the Confidentiality Agreement dated as of September 15, 1999, as extended, between the Stockholder and the Company shall remain in effect until the earlier of (x) the Closing Date and (y) the date on which each such agreement terminates in accordance with its terms.

            Section 22. Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

            Section 23. Tax Reporting. The Stockholder agrees to provide the Company with, and shall retain, for the time periods prescribed by law, all of the information concerning the Stockholder and its Subsidiaries which is reasonably required to be included in the Company's tax returns as a result of the Stockholder's direct and/or indirect ownership of Common Stock.


            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


Churchill Downs Incorporated                Duchossois Industries, Inc.



By: ____________________________            By: ___________________________
    Title:                                      Title:




________________________________________
Agreeing to be bound by the terms hereof as if it were a party hereto





                                                                 Exhibit A


                              REGISTRATION RIGHTS


            Capitalized terms used herein shall have the meanings defined in the Stockholder's Agreement.

            1. "Piggyback" Registration. Whenever the Company proposes to file a registration statement relating to any of its capital stock under the Securities Act (other than a registration statement required to be filed in respect of employee benefit plans of the Company on Form S-8 or any similar form from time to time in effect or any registration statement on form S-4 or similar successor form), the Company shall, at least twenty-one days (or if such twenty-one day period is not practicable, then a reasonable shorter period which shall not be less than seven days) prior to such filing, give written notice of such proposed filing to the Stockholder. Upon receipt by the Company not more than seven days (unless the notice given to the Stockholder pursuant to the previous sentence is less than ten days, in which case such seven-day period shall be shortened to five days) after such notice of a written request from the Stockholder for registration of Shares (i) the Company shall include such Shares in such registration statement or in a separate registration statement concurrently filed, and shall use all reasonable efforts to cause such registration statement to become effective with respect to such Shares, unless the managing underwriter therefor concludes in its reasonable judgment that compliance with this clause (i) would materially adversely effect such offering, in which event the Company shall cause such Shares to be registered under a separate registration statement a limited period of time thereafter, which in no event shall be more than 60 days and (ii) if such proposed registration is in connection with an underwritten offering of Common Stock, upon request of the Stockholder, the Company shall use all reasonable efforts to cause the managing underwriter therefor to include in such offering the Shares as to which the Stockholder requests such inclusion, on terms and conditions comparable to those of the securities offered on behalf of the Company, unless the managing underwriter therefor concludes in its reasonable judgment that the inclusion of such Shares in such offering would materially adversely affect such offering.

            2. Demand Registration. If the Company shall receive at any time or from time to time a written request from the Stockholder requesting the Company to register under the Securities Act on Form S-3 (or if the Company is not eligible to use Form S-3, then on Form S-1 or S-2), or any other similar form then in effect, at least 500,000 Shares, the Company agrees that it will use all reasonable efforts to cause the prompt registration of all Shares as to which such request is made. The Company may postpone for a limited time, which in no event shall be longer than 90 days, compliance with a request for registration pursuant to this Section 2 if (i) such compliance would materially adversely affect (including, without limitation, through the premature disclosure thereof) a proposed financing, reorganization, recapitalization, merger, consolidation or similar transaction or (ii) the Company is conducting a public offering of capital stock and the managing underwriter concludes in its reasonable judgment that such compliance would materially adversely affect such offering. Notwithstanding anything in this Section 2 to the contrary, the Company shall not be required to: (a) comply with more than two (2) requests of the Stockholder pursuant to this Section 2 in any twelve (12) month period or (b) prepare or cause to be prepared audited financial statements of the Company other than those prepared in the normal course of the Company's business, whether at its fiscal year end or at other times when such audited financial statements are required to be filed by the Securities and Exchange Commission. Any underwriter selected by the Stockholder to act as such in connection with a registration pursuant to this Section 2 shall be reasonably acceptable to the Company. For purposes of this Section 2, the Company shall be entitled to accept as written requests from the Stockholder a request from D Corp. (or from Mr. Craig Duchossois if D Corp. no longer exists or ceases to be controlled by Mr. Richard Duchossois, or from the person designated by the holders of a majority of the Shares then outstanding if Mr. Craig Duchossois is unable or unwilling to so serve).

            3. General Provisions: The Company will use all reasonable efforts to cause any registration statement referred to in Sections 1 and 2 to become effective and to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of 45 days from the effective date of the registration statement and the date the Stockholder completes its distribution of Shares. The Company will use all reasonable efforts to effect such qualifications under applicable Blue Sky or other state securities laws as may be reasonably requested by the Stockholder (provided that the Company shall not be obligated to file a general consent to service of process or qualify to do business as a foreign corporation or otherwise subject itself to taxation in any jurisdiction solely for the purpose of any such qualification) to permit or facilitate such sale or other distribution. The Company will cause the Shares to be listed on the principal stock exchange on which the shares of Common Stock are listed.

            4. Information, Documents, Etc. Upon making a request for registration pursuant to Sections 1 or 2, the Stockholder shall furnish to the Company such information regarding its holdings and the proposed manner of distribution thereof as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein. The Company agrees that it will furnish to the Stockholder the number of prospectuses, offering circulars or other documents, or any amendments or supplements thereto, incident to any registration, qualification or compliance referred to herein as the Stockholder from time to time may reasonably request.

            5. Expenses. The Company will bear all expenses of registrations (other than underwriting discounts and commissions and brokerage commissions and fees, if any, payable with respect to Shares sold by the Stockholder and fees and expenses of counsel and any accountants for the Stockholder), including, without limitation, registration fees, printing expenses, expenses of compliance with Blue Sky or other state securities laws, and legal and audit fees incurred by the Company in connection with such registration and amendments or supplements in connection therewith.

            6. Cooperation. In connection with any registration of Shares, the Company agrees to:

                 (a) enter into such customary agreements (including an underwriting agreement containing such representations and warranties by the Company and such other terms and provisions, including indemnification provisions, as are customarily contained in underwriting agreements for comparable offerings and, if no underwriting agreement is entered into, an indemnification agreement on such terms as is customary in transactions of such nature) and take all such other actions as the Stockholder or the underwriters, if any, participating in such offering and sale may reasonably request in order to expedite or facilitate such offering and sale;

                 (b) furnish, at the request of the Stockholder or any underwriters participating in such offering and sale, (i) a comfort letter or letters, dated the date of the final prospectus with respect to the Shares and/or the date of the closing for the sale of the Shares from the independent certified public accountants of the Company and addressed to the Stockholder and any underwriters participating in such offering and sale, which letter or letters shall state that such accountants are independent with respect to the Company within the meaning of Rule 1.01 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and shall address such matters as the Stockholder and underwriters may reasonably request and as may be customary in transactions of a similar nature for similar entities and (ii) an opinion, dated the date of the closing for the sale of the Shares, of the counsel representing the Company with respect to such offering and sale (which counsel may be the General Counsel of the Company or other counsel reasonably satisfactory to the Stockholder), addressed to the Stockholder and any such underwriters, which opinion shall address such matters as they may reasonably request and as may be customary in transactions of a similar nature for similar entities;

                 (c) make available for inspection by the Stockholder, the underwriters, if any, participating in such offering and sale (which inspecting underwriters shall, if reasonably possible, be limited to any manager or managers for such participating underwriters), the counsel for the Stockholder, one accountant or accounting firm retained by the Stockholder and any such underwriters, or any other agent retained by the Stockholder or such underwriters, all financial and other records, corporate documents and properties of the Company, and supply such additional information, as they shall reasonably request; provided that any such party shall keep the contents thereof confidential.

            7. Action to Suspend Effectiveness; Supplement to Registration Statement. (a) The Company will notify the Stockholder and its counsel promptly of (i) any action by the Commission to suspend the effectiveness of the registration statement covering the Shares or the institution or threatening of any proceeding for such purpose (a "stop order") or (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Immediately upon receipt of any such notice, the Stockholder shall cease to offer or sell any Shares pursuant to the registration statement in the jurisdiction to which such stop order or suspension relates. The Company will use all reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if any such stop order is issued or any such qualification is suspended, to obtain as soon as possible the withdrawal or revocation thereof, and will notify the Stockholder and its counsel at the earliest practicable date of the date on which the Stockholder may offer and sell Shares pursuant to the registration statement.

                 (b) Within the applicable period referred to in Section 3 following the effectiveness of a registration statement filed pursuant to these registration rights, the Company will notify the Stockholder and its counsel promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of the Company, should be set forth in such registration statement. Immediately upon receipt of such notice, the Stockholder shall cease to offer or sell any Shares pursuant to such registration statement, cease to deliver or use such registration statement and, if so requested by the Company, return to the Company, at its expense, all copies (other than permanent file copies) of such registration statement. The Company will, as promptly as practicable, take such action as may be necessary to amend or supplement such registration statement in order to set forth or reflect such event or state of facts. The Company will furnish copies of such proposed amendment or supplement to the Stockholder and its counsel and will not file or distribute such amendment or supplement without the prior consent of the Stockholder, which consent shall not be unreasonably withheld.

            8.   Indemnification.

                 (a) The Company agrees to indemnify and hold harmless the Stockholder in respect of Shares offered pursuant to a registration statement and the Affiliates, directors, officers, agents, representatives and employees of the Stockholder or its Affiliates, and each other person, if any, who controls any such person or its Affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which the offering of such Shares is registered (or any amendment thereto) or related final prospectus (or any amendments or supplements thereto) or any related preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be required to indemnify the Stockholder if (i) such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Stockholder expressly for use therein or
(ii) if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the final prospectus or any amendment or supplement thereto and the final prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding.

                 (b) The Stockholder agrees to indemnify and hold harmless the Company, its directors and officers and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Stockholder, but only (i) with reference to information furnished to the Company in writing by or on behalf of the Stockholder expressly for use in any registration statement or final prospectus, any amendment or supplement thereto, or any preliminary prospectus or (ii) with respect to any untrue statement or representation made in connection with the offering by the Stockholder in writing to the Company. The liability of the Stockholder under this paragraph shall in no event exceed the proceeds received by it from sales of Shares giving rise to such obligations. In connection with any underwritten public offering, the underwriting agreement shall include customary indemnification of the Company by the underwriters.

                 (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure results in the loss or compromise of any material rights or defenses by the Indemnifying Person). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Stockholder and such control persons of the Stockholder shall be designated in writing by the Stockholder and any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to these provisions, the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or has been a party, and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and
(B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

                 (d) If the indemnification provided for in the first and second paragraphs of this Section 8 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein (other than by reason of the exceptions provided therein), then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Stockholder or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The contribution required of the Stockholder under this paragraph shall in no event exceed the proceeds received by it from sales of Shares giving rise to such obligations.

                 (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Shares exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (f) The indemnity and contribution agreements contained in this Section 8 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.